                                                                Exhibit 2.1



                           MASTER INVESTMENT AGREEMENT

                                 by and between

                                  Libbey Inc.,
                               Libbey Glass Inc.,
                                  LGA 2 Corp.,
                                  LGA 3 Corp.,
                                  LGA 4 Corp.,

                                       and

                                  Vitro, S.A.,
                        Vitrocrisa Holding, S.A. de C.V.,
                        Vitro Corporativo, S.A. de C.V.,
                            Vitrocrisa, S.A. de C.V.,
                             WorldCrisa Corporation,
                               Crisa Corporation,









                                 August 15, 1997

                                TABLE OF CONTENTS

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                                                                                                               Page

Introduction......................................................................................................1


Article I Formation of Newco Finance and the Intercompany Debt Purchase...........................................3

   Section 1.1. Creation of Intercompany Debt.....................................................................3

   Section 1.2. Formation of Newco Finance........................................................................3

   Section 1.3. Capital Contributions to Newco Finance............................................................3

   Section 1.4. Operation of Newco Finance........................................................................3

   Section 1.5. Legend on Newco Finance Stock.....................................................................3

Article II VC Holding and Vitro Corporativo Stock Purchase........................................................4

   Section 2.1. Extraordinary Shareholders Meeting................................................................4

   Section 2.2. Purchase and Sale of VC Holding Stock.............................................................4

   Section 2.3. VC Holding Stock Purchase Price...................................................................4

   Section 2.4. Purchase and Sale of Vitro Corporativo Stock......................................................5

   Section 2.5. Vitro Corporativo Stock Purchase Price............................................................4

   Section 2.6. Deliveries at Closing.............................................................................5

   Section 2.7. Record of Transfer; Legend on VC Holding Stock....................................................5

   Section 2.8. Permitted Dividend/Payment Prior to Closing.......................................................5

Article III Vitrocrisa Recapitalization...........................................................................5

   Section 3.1. Extraordinary Shareholders Meeting................................................................5

   Section 3.2. Conversion of VC Holding and Vitro Corporativo Shares.............................................6

   Section 3.3. Purchase of New Series "A" Shares.................................................................6

   Section 3.4. Purchase of New Series "B" Shares.................................................................7

   Section 3.5. Purchase of Vitro Corporativo New Series "C" Shares...............................................6

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
   Section 3.6. Record of Transfer; Legend on Vitrocrisa Stock....................................................7

Article IV WorldCrisa Asset Purchase..............................................................................7

   Section 4.1. Purchase of WorldCrisa Assets.....................................................................7

   Section 4.2. WorldCrisa Excluded Assets........................................................................8

    Section 4.3 Assumed Liabilities...............................................................................9

   Section 4.4. Excluded Liabilities.............................................................................10

   Section 4.5. WorldCrisa Asset Purchase Price..................................................................10

   Section 4.6. Additional Funding of Long Term Debt.............................................................10

   Section 4.7. Deliveries at Closing............................................................................11

   Section 4.8. Further Assurances...............................................................................11

   Section 4.9 WorldCrisa Asset Purchase Price Adjustment........................................................11

Article V Purchase and Sale of Crisa Inventory...................................................................13

   Section 5.1. Purchase and Sale of Crisa Inventory.............................................................13

   Section 5.2. Crisa Inventory Purchase Price...................................................................14

   Section 5.3. Deliveries at Closing............................................................................15

   Section 5.4. Further Assurances...............................................................................14

Article VI Crisa Assets Purchase.................................................................................14

   Section 6.1. Purchase and Sale of Crisa Assets................................................................14

   Section 6.2. Crisa Excluded Assets............................................................................14

   Section 6.3. Assumed Liabilities..............................................................................15

   Section 6.4. Excluded Liabilities.............................................................................15

   Section 6.5. Crisa Assets Purchase Price......................................................................16

   Section 6.6. Deliveries at Closing............................................................................16

   Section 6.7. Further Assurances...............................................................................16

   Section 6.8. Permitted Dividend Prior to Closing..............................................................16

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
Article VII Formation of Crisa II................................................................................16

   Section 7.1. Formation of Crisa II............................................................................16

   Section 7.2. Crisa II Contribution............................................................................16

   Section 7.3. Deliveries at Closing............................................................................17

   Section 7.4. Legend on Crisa II Certificates..................................................................18

   Section 7.5. Further Assurances...............................................................................17

Article VIII Closing.............................................................................................17

   Section 8.1. Closing Date; Time; and Place....................................................................17

   Section 8.2. Closing Procedure................................................................................18

   Section 8.3. Deliveries at Closing............................................................................18

      Section 8.3.1 Deliveries by the Libbey Parties.............................................................18

      Section 8.3.2 Deliveries by the Vitro Parties..............................................................19

Article IX Representations and Warranties of the Vitro Parties...................................................23

   Section 9.1. Representations and Warranties of Vitro Regarding Each of the Vitro Parties......................23

      Section 9.1.1 Organization.................................................................................22

      Section 9.1.2 Authorization................................................................................22

      Section 9.1.3 No Conflict..................................................................................22

      Section 9.1.4 No Brokers...................................................................................28

   Section 9.2. Additional Representations and Warranties of Vitro...............................................23

      Section 9.2.1 Ownership of VC Holding, Vitro Corporativo and American Asset Holdings Corporation...........23

   Section 9.3. Additional Representations and Warranties of Vitro Regarding VC Holding..........................23

      Section 9.3.1 Capitalization...............................................................................29

      Section 9.3.2 Ownership of Vitrocrisa......................................................................24

      Section 9.3.3 Financial Statements.........................................................................24

      Section 9.3.4 Absence of Material Adverse Changes..........................................................25

      Section 9.3.5 Subsidiaries.................................................................................25

      Section 9.3.6 Operation of VC Holding......................................................................25

      Section 9.3.7 VC Holding Bank Accounts.....................................................................25

   Section 9.4. Additional Representations and Warranties of Vitro Regarding American Holdings...................25

      Section 9.4.1 Ownership of Crisa...........................................................................25

   Section 9.5. Additional Representations and Warranties of Vitro Regarding Vitrocrisa..........................26

      Section 9.5.1 Capitalization...............................................................................26

      Section 9.5.2 Financial Statements.........................................................................26

      Section 9.5.3 Absence of Material Adverse Changes..........................................................27

      Section 9.5.4 Subsidiaries.................................................................................27


      Section 9.5.5 Undisclosed Liabilities......................................................................27

      Section 9.5.6 Permits; Compliance..........................................................................27

      Section 9.5.7 Litigation...................................................................................28

      Section 9.5.8 Employee Benefit Plans; Labor Matters........................................................28

      Section 9.5.9 Tax Matters..................................................................................28

      Section 9.5.10 Certain Business Practices..................................................................29

      Section 9.5.11 Environmental Matters.......................................................................29

      Section 9.5.12 Insurance...................................................................................30

      Section 9.5.13 Real Property Leases........................................................................30

      Section 9.5.14 Intellectual Property.......................................................................30

      Section 9.5.15 Material Contracts..........................................................................31

      Section 9.5.16 Employees...................................................................................32

      Section 9.5.17 Powers of Attorney..........................................................................32

      Section 9.5.18 Product Warranty............................................................................33

      Section 9.5.19 Product Liability...........................................................................33

      Section 9.5.20 Guarantees..................................................................................33

      Section 9.5.21 Certain Business Relationships..............................................................33

      Section 9.5.22 Inventory...................................................................................33

      Section 9.5.23 Assets and Other Properties.................................................................33


      Section 9.5.24 Owned Real Property of Vitrocrisa...........................................................34

      Section 9.5.25 Vitrocrisa Bank Accounts....................................................................35

      Section 9.5.26 Notes and Accounts Receivable...............................................................35

   Section 29.6. Additional Representations and Warranties of Vitro Regarding WorldCrisa.........................35

      Section 9.6.1 Capitalization...............................................................................35

      Section 9.6.2 Financial Statements.........................................................................36

      Section 9.6.3 Absence of Material Adverse Changes..........................................................36

      Section 9.6.4 Subsidiaries.................................................................................36

      Section 9.6.5 Undisclosed Liabilities......................................................................37

      Section 9.6.6 Permits; Compliance..........................................................................37

      Section 9.6.7 Litigation...................................................................................37

      Section 9.6.8 Employee Benefit Plans; Labor Matters........................................................38

      Section 9.6.9 Deleted......................................................................................39

      Section 9.6.10 Certain Business Practices..................................................................39

      Section 9.6.11 Environmental Matters.......................................................................40

      Section 9.6.12 Insurance...................................................................................40

      Section 9.6.13 Real Property Leases........................................................................40

      Section 9.6.14 Intellectual Property.......................................................................41

      Section 9.6.15 Material Contracts..........................................................................41

      Section 9.6.16 Employees...................................................................................42

      Section 9.6.17 Powers of Attorney..........................................................................43

      Section 9.6.18 Product Warranty............................................................................43

      Section 9.6.19 Product Liability...........................................................................43

      Section 9.6.20 Guarantees..................................................................................43

      Section 9.6.21 Certain Business Relationships..............................................................43

      Section 9.6.22 Inventory...................................................................................43

      Section 9.6.23 Assets and Other Properties.................................................................43

      Section 9.6.24 Owned Real Property of WorldCrisa...........................................................44

      Section 9.6.25 WorldCrisa Bank Accounts....................................................................44

      Section 9.6.26 Notes and Accounts Receivable...............................................................44

      Section 9.6.27 Inclusiveness of Assets.....................................................................44

   Section 9.7. Additional Representations and Warranties of Vitro Regarding Crisa...............................44

      Section 9.7.1 Capitalization...............................................................................44

      Section 9.7.2 Financial Statements.........................................................................45

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
      Section 9.7.3 Absence of Material Adverse Changes..........................................................45

      Section 9.7.4 Subsidiaries.................................................................................45

      Section 9.7.5 Undisclosed Liabilities......................................................................45

      Section 9.7.6 Permits; Compliance..........................................................................46

      Section 9.7.7 Litigation...................................................................................46

      Section 9.7.8 Employee Benefit Plans; Labor Matters........................................................46

      Section 9.7.9 Deleted......................................................................................48

      Section 9.7.10 Certain Business Practices..................................................................48

      Section 9.7.11 Environmental Matters.......................................................................48

      Section 9.7.12 Insurance...................................................................................49

      Section 9.7.13 Real Property Leases........................................................................49

      Section 9.7.14 Intellectual Property.......................................................................50

      Section 9.7.15 Material Contracts..........................................................................50

      Section 9.7.16 Employees...................................................................................51

      Section 9.7.17 Powers of Attorney..........................................................................51

      Section 9.7.18 Product Warranty............................................................................51

      Section 9.7.19 Product Liability...........................................................................52

      Section 9.7.20 Guarantees..................................................................................52

      Section 9.7.21 Certain Business Relationships..............................................................52

      Section 9.7.22 Inventory...................................................................................52

      Section 9.7.23 Assets and Other Properties.................................................................52

      Section 9.7.24 Owned Real Property of Crisa................................................................52

      Section 9.7.25 Crisa Bank Accounts.........................................................................53

      Section 9.7.26 Notes and Accounts Receivable...............................................................53

Article X Representations and Warranties of the Libbey Parties...................................................53

   Section 10.1. Representations and Warranties of the Libbey Parties............................................53

      Section 10.1.1 Organization................................................................................53

      Section 10.1.2 Authorization...............................................................................53

      Section 10.1.3 No Conflict.................................................................................53

      Section 10.1.4 No Brokers..................................................................................54

      Section 10.1.5 Technological Assistance....................................................................54

   Section 10.2. Additional Representations and Warranties of Libbey.............................................54

      Section 10.2.1 Ownership of Libbey Glass...................................................................54

   Section 10.3. Additional Representations and Warranties of Libbey and Libbey Glass............................54

      Section 10.3.1 Ownership of LGA 2, LGA 3, and LGA 4........................................................54

Article XI General Covenants.....................................................................................55

   Section 11.1. Publicity.......................................................................................55

   Section 11.2. Best Efforts....................................................................................55

   Section 11.3. Approvals and Consents..........................................................................55

   Section 11.4. Further Assurances..............................................................................55

   Section 11.5. Confidentiality.................................................................................56

   Section 11.6. Exclusivity.....................................................................................56

   Section 11.7. Access and Information..........................................................................56

   Section 11.8. Supplemental Disclosure.........................................................................56

   Section 11.9. Information for Filings.........................................................................57

   Section 11.10. Transaction Costs..............................................................................57

   Section 11.11. Revised Estatutos..............................................................................57

   Section 11.12. Crisa and WorldCrisa Employees.................................................................57

   Section 11.13. Termination of Consulting Contracts............................................................58

Article XII Specific Covenants of the Vitro Parties and the Libbey Parties.......................................58

   Section 12.1. Covenants of the Vitro Parties..................................................................58

      Section 12.1.1 Operation of Business.......................................................................58

      Section 12.1.2 Capital Stock of the Vitro Parties..........................................................59

      Section 12.1.3 Assets of the Vitro Parties.................................................................59

      Section 12.1.4 Execution of Agreements.....................................................................59

      Section 12.1.5 Fulfillment of Obligations..................................................................60

      Section 12.1.6 Change of WorldCrisa Name...................................................................60

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
   Section 12.2. Covenants of the Libbey Parties.................................................................60

      Section 12.2.1 Execution of Agreements.....................................................................60

      Section 12.2.2 Fulfillment of Obligations..................................................................60

Article XIII Closing Conditions..................................................................................61

   Section 13.1. Conditions to the Obligations of the Vitro Parties..............................................61

   Section 13.2. Conditions to Obligations of the Libbey Parties.................................................62

Article XIV Termination..........................................................................................64

   Section 14.1. Grounds for Termination.........................................................................64

   Section 14.2. Post-Termination Obligations....................................................................64

   Section 14.3. Effect of Termination...........................................................................64

Article XV Indemnification.......................................................................................65

   Section 15.1. Survival of Representations and Warranties......................................................65

   Section 15.2. Indemnification Provisions for the Benefit of the Libbey Parties................................66

   Section 15.3. Indemnification Provisions for the Benefit of the Vitro Parties.................................67

   Section 15.4. Notice..........................................................................................67

   Section 15.5. Defense of Claims...............................................................................67

   Section 15.6. Determination of Loss...........................................................................68

   Section 15.7. Other Indemnification Provisions................................................................68

   Section 15.8. Right of Set-Off................................................................................68

Article XVI Miscellaneous........................................................................................68

   Section 16.1. Certain Definitions.............................................................................68

   Section 16.2. Notices.........................................................................................70

   Section 16.3. Entire Agreement................................................................................71

   Section 16.4. Assignment......................................................................................71

   Section 16.5. Successors and Assigns..........................................................................71

   Section 16.6. Governing Law...................................................................................71

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
   Section 16.7. Arbitration.....................................................................................71

   Section 16.8. Counterparts....................................................................................72

   Section 16.9. Amendments and Waivers..........................................................................72

   Section 16.10. Headings.......................................................................................72

   Section 16.11. Severability...................................................................................72

   Section 16.12. Attorneys' Fees and Costs......................................................................73

   Section 16.13. Governing Language.............................................................................73

   Section 16.14. No Violation of Law............................................................................73

   Section 16.15. Vitro Undertaking..............................................................................73

   Section 16.16. Libbey Undertaking.............................................................................73

                           MASTER INVESTMENT AGREEMENT

         This Master Investment Agreement (this "AGREEMENT"), dated to be effective as of August 15, 1997, is entered into by and between Libbey Inc., a Delaware corporation ("LIBBEY"), Libbey Glass Inc., a Delaware corporation and wholly-owned subsidiary of Libbey ("LIBBEY GLASS"), LGA 2 Corp., a Delaware corporation and wholly-owned subsidiary of Libbey Glass ("LGA 2"), LGA 3 Corp., a Delaware corporation and wholly-owned subsidiary of Libbey Glass ("LGA 3"), LGA 4 Corp., a Delaware corporation and wholly-owned subsidiary of Libbey Glass ("LGA 4"), Vitro, S.A., a sociedad anonima organized under the laws of the United Mexican States ("VITRO"), Vitrocrisa Holding, S.A. de C.V., a sociedad anonima with variable capital organized under the laws of the United Mexican States and subsidiary of Vitro ("VC HOLDING"), Vitro Corporativo, S.A., a sociedad anonima with variable capital organized under the laws of the United Mexican States and subsidiary of Vitro ("VITRO CORPORATIVO"), Vitrocrisa S.A. de C.V., a sociedad anonima with variable capital organized under the laws of the United Mexican States and subsidiary of VC Holding ("VITROCRISA"), Crisa Corporation, a Texas corporation ("CRISA") and wholly-owned subsidiary of American Asset Holdings Corporation, a subsidiary of Vitro, and WorldCrisa Corporation, a Delaware corporation and subsidiary of Vitro ("WORLDCRISA"). Libbey, Libbey Glass, LGA 2, LGA 3, and LGA 4 are sometimes collectively referred to herein as the "LIBBEY PARTIES" and individually referred to herein as a "LIBBEY PARTY". Vitro, VC Holding, Vitro Corporativo, Vitrocrisa, WorldCrisa, and Crisa are sometimes collectively referred to herein as the "VITRO PARTIES" and individually referred to herein as a "VITRO PARTY".

                                  INTRODUCTION
                                  ------------

         Libbey and Vitro desire to establish a joint business venture to manufacture in Mexico and to market, distribute, and sell in North America, Central America, and South America glass tableware and related industrial glass products, including coffee pots, meter covers, glass covers for cooking ware, blender jars, and lighting fixtures. To achieve these goals, Libbey and Vitro intend to cause the following, among others (collectively, the "TRANSACTION"):

         (a) VC Holding will declare a capital reduction in pesos in an amount equal to US$30,000,000 and create an intercompany debt payable to Vitro.

         (b) Vitro and LGA 3 will incorporate Crisa Libbey, S.A. de C.V. ("NEWCO FINANCE") in Mexico with Vitro and LGA 3 owning fifty-one percent (51%) and forty-nine percent (49%) of the total issued and outstanding capital stock of Newco Finance, respectively. Newco Finance will thereafter acquire the US$30,000,000 of intercompany debt from Vitro that is owed by VC Holding (the "INTERCOMPANY DEBT PURCHASE");

         (c) Vitro will sell to LGA 3, and LGA 3 will buy from Vitro, all of the issued and outstanding Series "B" Shares of VC Holding, which will represent forty-nine percent (49%) of the total issued and outstanding capital stock of VC Holding (the "VC HOLDING STOCK PURCHASE");

         (d) Vitro and Libbey will recapitalize the capital stock of Vitrocrisa (the "VITROCRISA RECAPITALIZATION") such that (i) all of the issued and outstanding capital stock of Vitrocrisa owned of record by VC Holding and Vitro Corporativo (consisting of 5,985,000 Series "A" Shares and 160,697,900 Series "B" Shares) will be converted into 999,900 Series "C" Shares, which will be nonvoting shares; (ii) all of the issued and outstanding capital stock of Vitrocrisa owned of record by Vitro Corporativo will be purchased by Vitro; (iii) Vitro will purchase 51 Series "A" Shares, which will represent fifty-one percent (51%) of the issued and outstanding voting capital stock of Vitrocrisa; and (iv) LGA 3 will purchase 49 Series "B" Shares, which will represent forty-nine percent (49%) of the issued and outstanding voting capital stock of Vitrocrisa.

         (e) WorldCrisa will sell to LGA 2, and LGA 2 will buy from WorldCrisa, certain of the assets and assume certain liabilities of WorldCrisa (the "WORLDCRISA ASSET PURCHASE");

         (f) Crisa will sell to Libbey Glass, and Libbey Glass will buy from Crisa, certain of Crisa's inventory of glass tableware products along with certain other assets related to Crisa's glass tableware business (the "CRISA INVENTORY PURCHASE");

         (g) Immediately after the Crisa Inventory Purchase, Crisa will sell to LGA 4, and LGA 4 will buy from Crisa, a forty-nine percent (49%) interest in the Crisa industrial and lighting business assets along with certain liabilities related to those assets;

         (h) Immediately after the purchase by LGA 4 of the Crisa Assets, Crisa and LGA 4 will cause the formation of Crisa Industrial, L.L.C. ("CRISA II") under the laws of the State of Delaware and will contribute the Crisa Assets in exchange for one hundred percent (100%) of the membership interests of Crisa II (the "CRISA II CONTRIBUTION"), with Crisa and LGA 4 owning fifty-one percent (51%) and forty-nine percent (49%) of the Crisa II membership interests, respectively; and

         (i) Vitrocrisa and Libbey Glass will enter into an exclusive distribution agreement for the sale (i) by Libbey Glass and certain of its Affiliates in the United States and Canada of products manufactured by Vitrocrisa and (ii) by Vitrocrisa in Mexico, certain countries in Central America, and certain countries in South America of products manufactured by Libbey Glass and certain of its Affiliates.

This Agreement sets forth the terms and conditions of the Transaction and the other matters contemplated hereby and thereby.

         In consideration of the mutual premises and promises contained herein, and of the respective representations, warranties, covenants, agreements, and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

          FORMATION OF NEWCO FINANCE AND THE INTERCOMPANY DEBT PURCHASE


         Section 1.1. CREATION OF INTERCOMPANY DEBT. Immediately prior to Closing (as defined in ARTICLE VIII), VC Holding covenants and agrees to declare a capital reduction in pesos in an amount equal to US$30,000,000 (the "INTERCOMPANY DEBT"), as converted at the spot exchange rate as published by the WALL STREET JOURNAL on the business day immediately preceding the Closing Date.

         Section 1.2. FORMATION OF NEWCO FINANCE. Prior to Closing, LGA 3 and Vitro covenant and agree to cause the formation of Newco Finance before a Notary Public in Monterrey, Nuevo Leon, Mexico, to be governed by the Newco Finance Estatutos, in a form to be mutually agreed upon by Libbey and Vitro, and cause the registration of Newco Finance in the Public Registry of Commerce, the Federal Taxpayers' Registry, and the National Foreign Investment Registry of Mexico.

         Section 1.3. CAPITAL CONTRIBUTIONS TO NEWCO FINANCE. At Closing, (a) LGA 3 will deliver in pesos an amount equal to US$14,700,000 (the "LIBBEY CAPITAL CONTRIBUTION"), as converted at the spot exchange rate as published by the WALL STREET JOURNAL on the business day immediately preceding the Closing Date, in immediately available funds to Newco Finance, and Newco Finance will issue and deliver to LGA 3 stock certificates representing 49,000,000 Series "B" Shares of Newco Finance (the "NEWCO FINANCE SERIES "B" SHARES"), which will represent 49% of the total issued and outstanding capital stock of Newco Finance, and (b) Vitro will deliver in pesos an amount equal to US$15,300,000 (the "VITRO CAPITAL CONTRIBUTION"), as converted at the spot exchange rate as published by the WALL STREET JOURNAL on the business day immediately preceding the Closing Date, in immediately available funds to Newco Finance, and Newco Finance will issue and deliver to Vitro stock certificates representing 51,000,000 Series "A" Shares of Newco Finance (the "NEWCO FINANCE SERIES "A" SHARES"), which will represent 51% of the total issued and outstanding capital stock of Newco Finance.

         Section 1.4. OPERATION OF NEWCO FINANCE. Each of Vitro and LGA 3 will cause Newco Finance to be operated in accordance with the Newco Finance Estatutos and the Newco Finance Shareholders Agreement, each in a form to be mutually agreed upon by Libbey and Vitro. Notwithstanding anything in the foregoing to the contrary, each of Vitro and LGA 3 will cause Newco Finance to purchase from Vitro the Intercompany Debt owed by VC Holding to Vitro at the Closing (the "INTERCOMPANY DEBT PURCHASE").

         Section 1.5. LEGEND ON NEWCO FINANCE STOCK. Each certificate representing shares of capital stock of Newco Finance will bear substantially the following legend:

         "The shares represented by this certificate are subject to and are transferable only in compliance with a Shareholders Agreement by and among Libbey Inc., a corporation organized under the laws of the State of Delaware, LGA 3 Corp., a corporation organized under the laws of the State of Delaware, Vitro, S.A., a sociedad anonima organized under the laws of the United Mexican States, and Crisa Libbey, S.A. de C.V., a sociedad anonima with variable capital organized under the laws of the United Mexican States, as the same may be amended from time to time, dated __________, 1997. Title to the shares represented hereby can be transferred only in accordance with the terms of said Shareholders Agreement. Any purported transfer of title other than in the manner provided in the Shareholders Agreement is void, without force and effect, and will not be recognized by the corporation."

                                   ARTICLE II

                 VC HOLDING AND VITRO CORPORATIVO STOCK PURCHASE

         Section 2.1. EXTRAORDINARY SHAREHOLDERS MEETING. Between the date of this Agreement and the Closing Date, Vitro and Vitro Corporativo (collectively, the "VC HOLDING SHAREHOLDERS") covenant and agree to hold an Extraordinary Shareholders Meeting, in compliance with Mexican law and the VC Holding Estatutos, and at such Extraordinary Shareholders Meeting, the VC Holding Shareholders will approve the resolutions in a form to be mutually agreed upon by Vitro and Libbey, which will approve the VC Holding Revised Estatutos, substantially in the form of EXHIBIT A, such resolutions to be conditioned upon and effective at the Closing.

         Section 2.2. PURCHASE AND SALE OF VC HOLDING STOCK. At Closing, Vitro will sell, transfer, assign, and deliver to LGA 3, and LGA 3 will purchase, accept, assume, and receive, all of the Series "B" Shares of VC Holding owned by Vitro (the "VC HOLDING SERIES "B" SHARES"), which will represent forty-nine percent (49%) of the total issued and outstanding capital stock of VC Holding, free and clear of any liens, encumbrances, pledges, restrictive agreements, or adverse claims of any nature whatsoever.

         Section 2.3. VC HOLDING STOCK PURCHASE PRICE. The aggregate purchase price for the VC Holding Series "B" Shares will be US$66,299,994 (the "VC HOLDING STOCK PURCHASE PRICE") in immediately available funds.

         Section 2.4. PURCHASE AND SALE OF VITRO CORPORATIVO STOCK. At Closing and immediately after the VC Holding Stock Purchase, Vitro Corporativo will sell, transfer, assign, and deliver to Vitro, and Vitro will purchase, accept, assume, and receive, all of the capital stock of VC Holding held of record by Vitro Corporativo, consisting of 1 Series "A" Share (the "VITRO CORPORATIVO STOCK PURCHASE").

         Section 2.5. VITRO CORPORATIVO STOCK PURCHASE PRICE. The aggregate purchase price for the Vitro Corporativo Stock Purchase will be Ps$10 Mex. Cy. (the "VITRO CORPORATIVO STOCK PURCHASE PRICE") in immediately available funds.

         Section 2.6. DELIVERIES AT CLOSING. Each of Vitro and Libbey will deliver or cause to be delivered the items set forth in SECTION 8.3 to evidence and consummate the VC Holding Stock Purchase and the Vitro Corporativo Stock Purchase.

         Section 2.7. RECORD OF TRANSFER; LEGEND ON VC HOLDING STOCK. At Closing, the VC Holding Stock Purchase and the Vitro Corporativo Stock Purchase will be recorded in the stock ledger of VC Holding, and upon consummation of same, Vitro and LGA 3 will be the only shareholders of VC Holding, with Vitro and LGA 3 owning fifty-one percent (51%) and forty-nine percent (49%) of the total issued and outstanding capital stock of VC Holding, respectively. The certificates issued by VC Holding at Closing representing the shares of capital stock of VC Holding will each bear substantially the following legend:

         "The shares represented by this certificate are subject to and are transferable only in compliance with a Shareholders Agreement by and among Libbey Inc., a corporation organized under the laws of the State of Delaware, LGA 3 Corp., a corporation organized under the laws of the State of Delaware, Vitro, S.A., a sociedad anonima organized under the laws of the United Mexican States, and Vitrocrisa Holding, S.A. de C.V., a sociedad anonima with variable capital organized under the laws of the United Mexican States, as the same may be amended from time to time, dated _________________, 1997. Title to the shares represented hereby can be transferred only in accordance with the terms of said Shareholders Agreement. Any purported transfer of title other than in the manner provided in the Shareholders Agreement is void, without force and effect, and will not be recognized by the corporation."

         Section 2.8. PERMITTED DIVIDEND/PAYMENT PRIOR TO CLOSING. Vitro and Libbey agree that VC Holding shall distribute to the VC Holding Shareholders a dividend or payment, which shall be calculated and paid in accordance with the proposal set forth on SCHEDULE 2.8 to the Disclosure Schedule. By execution of this Agreement, each of Vitro and Libbey agree to cause the payment of such monies as calculated in accordance with the proposal set forth on SCHEDULE 2.8 to the Disclosure Schedule.

                                   ARTICLE III

                           VITROCRISA RECAPITALIZATION

         Section 3.1. EXTRAORDINARY SHAREHOLDERS MEETING. Between the date of this Agreement and the Closing Date, VC Holding and Vitro Corporativo (collectively, the "VITROCRISA SHAREHOLDERS") covenant and agree to hold an Extraordinary Shareholders Meeting (the "EXTRAORDINARY SHAREHOLDERS MEETING"), in compliance with Mexican law and the Vitrocrisa Estatutos, and at such Extraordinary Shareholders Meeting, the Vitrocrisa Shareholders will approve the resolutions in a form to be mutually agreed upon by Vitro and Libbey, which will
(a) authorize the conversion of all of the issued and outstanding shares of capital stock of Vitrocrisa owned of record by VC Holding and Vitro Corporativo into nonvoting Series "C" Shares, (b) authorize the creation, issuance, and sale of Series "A" Shares and Series "B" Shares pursuant to the terms of this Agreement, and (c) approve the Vitrocrisa Revised Estatutos, substantially in the form of EXHIBIT B, such resolutions to be conditioned upon and effective at the Closing.

         Section 3.2. CONVERSION OF VC HOLDING AND VITRO CORPORATIVO SHARES. Pursuant to the resolutions adopted at the Extraordinary Shareholders Meeting, all of the issued and outstanding shares of capital stock of Vitrocrisa held of record by VC Holding and Vitro Corporativo (consisting of 5,985,000 Series "A" Shares and 160,697,900 Series "B" Shares (the "OLD VITROCRISA SHARES") will be converted at Closing into 999,900 Series "C" Shares (the "NEW SERIES "C" SHARES"), which will represent ninety-nine and ninety-nine one hundredths of one percent (99.99%) of the total issued and outstanding capital stock of Vitrocrisa. All of the New Series "C" Shares will be nonvoting shares. At Closing, VC Holding and Vitro Corporativo will deliver to Vitrocrisa certificates representing all of the Old Vitrocrisa Shares, which certificates shall be immediately canceled, and Vitrocrisa will issue and deliver to VC Holding and Vitro Corporativo new certificates representing the New Series "C" Shares.

         Section 3.3. PURCHASE OF NEW SERIES "A" SHARES. Pursuant to the resolutions adopted at the Extraordinary Shareholders Meeting, at the Closing, Vitrocrisa will issue and deliver to Vitro, and Vitro will subscribe and receive, 51 Series "A" Shares of Vitrocrisa (the "NEW SERIES "A" SHARES"), which will represent fifty-one one thousandths of one percent (0.0051%) of the total issued and outstanding capital stock of Vitrocrisa, for an aggregate purchase price of Ps$51 Mex. Cy. (the "NEW SERIES "A" SHARES PURCHASE PRICE"). All of the New Series "A" Shares will be voting shares and will constitute fifty-one percent (51%) of the total issued and outstanding voting capital stock of Vitrocrisa. At Closing, Vitro will deliver to Vitrocrisa the New Series "A" Shares Purchase Price in immediately available funds, and Vitrocrisa will deliver to Vitro certificates representing the New Series "A" Shares.

         Section 3.4. PURCHASE OF NEW SERIES "B" SHARES. Pursuant to the resolutions adopted at the Extraordinary Shareholders Meeting, at the Closing, Vitrocrisa will issue and deliver to LGA 3, and LGA 3 will subscribe and receive, 49 Series "B" Shares of Vitrocrisa (the "NEW SERIES "B" SHARES"), which will represent forty-nine one thousandths of one percent (0.0049%) of the total issued and outstanding capital stock of Vitrocrisa, for an aggregate purchase price of Ps$49 Mex. Cy. (the "NEW SERIES "B" SHARES PURCHASE PRICE"). All of the New Series "B" Shares will be voting shares and will constitute forty-nine percent (49%) of the total issued and outstanding voting capital stock of Vitrocrisa. At Closing, LGA 3 will deliver to Vitrocrisa the New Series "B" Shares Purchase Price in immediately available funds, and Vitrocrisa will deliver to LGA 3 certificates representing the New Series "B" Shares.

         Section 3.5. PURCHASE OF VITRO CORPORATIVO NEW SERIES "C" SHARES. At Closing, immediately after LGA 3's purchase of the New Series "B" Shares, Vitro Corporativo will sell and deliver to VC Holding, and VC Holding will purchase and receive, all of the New Series "C" Shares beneficially owned of record by Vitro Corporativo, for an aggregate purchase price of Ps$100 Mex. Cy. (the "VITRO CORPORATIVO NEW SERIES "C" PURCHASE PRICE"). At Closing, Vitro will deliver to Vitro Corporativo the Vitro Corporativo New Series "C" Shares Purchase Price in immediately available funds, and Vitro Corporativo will deliver to Vitro certificates representing the New Series "C" Shares.

         Section 3.6. RECORD OF TRANSFER; LEGEND ON VITROCRISA STOCK. At Closing, the Vitrocrisa Recapitalization and the purchase of the New Series "A" Shares, New Series "B" Shares, and the New Series "C" Shares will be recorded in the stock ledger of Vitrocrisa, and upon consummation of same, Vitro, LGA 3, and VC Holding will be the only shareholders of Vitrocrisa, with Vitro, LGA 3, and VC Holding owning fifty-one one thousandths of one percent (0.0051%), forty-nine one thousandths of one percent (0.0049%), and ninety-nine and ninety-nine one hundredths of one percent (99.99%) of the total issued and outstanding capital stock of Vitrocrisa, respectively. The certificates delivered by Vitrocrisa at Closing representing the New Series "A" Shares, New Series "B" Shares, and New Series "C" Shares will each bear substantially the following legend:

         "The shares represented by this certificate are subject to and are transferable only in compliance with a Shareholders Agreement by and among Libbey Inc., a corporation organized under the laws of the State of Delaware, LGA 3 Corp., a corporation organized under the laws of the State of Delaware, Vitro, S.A., a sociedad anonima organized under the laws of the United Mexican States, Vitrocrisa Holding, S.A. de C.V., a sociedad anonima with variable capital organized under the laws of the United Mexican States, and Vitrocrisa, S.A. de C.V., a sociedad anonima organized under the laws of the United Mexican States, as the same may be amended from time to time, dated ________________, 1997. Title to the shares represented thereby can be transferred only in accordance with the terms of said Shareholders Agreement. Any purported transfer of title other than in the manner provided in the Shareholders Agreement is void, without force and effect, and will not be recognized by the corporation."

                                   ARTICLE IV

                            WORLDCRISA ASSET PURCHASE


         Section 4.1. PURCHASE OF WORLDCRISA ASSETS. At Closing, WorldCrisa will sell, transfer, assign, and deliver to LGA 2 the WorldCrisa Assets (as defined below), and LGA 2 will purchase, accept, assume, and take the WorldCrisa Assets, on the terms and subject to the conditions set forth in this Agreement. Subject to the provisions of SECTION 4.2, the term "WORLDCRISA ASSETS" means all tangible and intangible assets of WorldCrisa, including, without limitation, all cash and cash equivalents, trade accounts receivable, trade notes receivable, inventory (including, without limitation, inventory located at vendor and customer locations and, to the extent included in the WorldCrisa balance sheet dated December 31, 1996, all rights of WorldCrisa in any inventory involved with or related to the Barry James litigation) cartons, supplies, raw materials, equipment (including, without limitation, equipment located at vendor and customer locations), fixtures, furnishings, leasehold rights, leasehold improvements, vehicles, prepaid assets, prepaid insurance, contract rights (to the extent such rights are transferable), licenses and permits (to the extent such licenses and permits are transferable), customer, prospect, and marketing lists, sales data, records, computer software and software licenses, proprietary information, intellectual property, patents, trade secrets, trademarks, trade names, copyrights, and goodwill associated with such intellectual property, owned by WorldCrisa or acquired by WorldCrisa after the date hereof and prior to the Closing, except those sold or otherwise disposed of in the Ordinary Course of Business after the date hereof, and specifically including, without limitation,

                  (a) all assets in the accounts designated as "WorldCrisa Assets" set forth on SCHEDULE 4.1 to the Disclosure Schedule;

                  (b) all assets (other than the WorldCrisa Excluded Assets, as defined in SECTION 4.2) reflected on the latest WorldCrisa Financial Statements (as defined in
                           SECTION 9.6.2) and all assets (other than the WorldCrisa Excluded Assets) acquired by WorldCrisa after the date of the latest WorldCrisa Financial Statements, except those sold or otherwise disposed of in the Ordinary Course of Business after such date;

                  (c)      the WorldCrisa Intellectual Property (as defined in
                           SECTION 9.6.14); and

                  (d) the following leases and other contracts: (i) the Industrial Building Lease dated June 18, 1993 for warehouse space located at 1850 Blackhawk Drive, West Chicago, Illinois, along with all inventory contained therein; (ii) the General Electric Capital Corporation Master Lease Agreement dated July 9, 1993 for warehouse racks; (iii) the Retail Installment Contracts with Aurora Lift Truck Services, Inc.; (iv) the Valley Warehousing of Fond du Lac, Inc. Agreement dated August 1, 1992; (v) the sublease of warehouse space at 1320 Kalani Street, Honolulu, Hawaii; (vi) the Los Angeles, California public warehouse agreement; (vii) the Toronto, Ontario, Canada public warehouse agreement; and (viii) the WTI-Silvex Silver Plating Services Agreement dated April 18, 1991.

         Section 4.2. WORLDCRISA EXCLUDED ASSETS. Notwithstanding the provisions of SECTION 4.1, the WorldCrisa Assets will exclude the following (collectively, the "WORLDCRISA EXCLUDED ASSETS"):

                  (a) all investments in, and assets and liabilities of, the WorldCrisa Subsidiaries;

                  (b) all WorldCrisa accounts receivable from any WorldCrisa Subsidiary;

                  (c) any accounts receivable related to the Barry James and Pat Armstrong litigation, as more particularly described in SCHEDULE 9.6.7 to the Disclosure Schedule;

                  (d)      all prepaid and deferred finance fees;

                  (e) the lease, petty cash fund, and security deposit for the property located at 10 Fairfield Blvd., Wallingford, Connecticut;

                  (f)      any and all prepaid or deferred income taxes;

                  (g) the lease for the property located at Gurnee Mills, Illinois;

                  (h) the lease for the property located at 968 Old Colony Road, Meridan, Connecticut;

                  (i) the apartment lease for the benefit of Raul F. Herrero located at 12680 Hillcrest Road, Dallas, Texas;

                  (j) all employment contracts and obligations to current and former employees, whether written or oral, with respect to employment between WorldCrisa and any Person;

                  (k)      all WorldCrisa employee benefit plans;

                  (l)      the Dun & Bradstreet Information Services Agreement;

                  (m) the Motor Vehicle Lease with Ford Motor Credit Company for the lease of a Ford Taurus;

                  (n) the Motor Vehicle Lease Agreement with Mercedes-Benz Credit Corporation;

                  (o)      the PGAL Architecture Service Agreement;

                  (p) the Crisa Assets and the Crisa Excluded Assets (as defined in SECTION 6.1 and SECTION 6.2, respectively); and

                  (q) all cash on hand at the Closing Date received by WorldCrisa in the Ordinary Course of Business related to any of the foregoing items.

         Section 4.3 ASSUMED LIABILITIES. LGA 2 will only assume the liabilities of WorldCrisa set forth on SCHEDULE 4.1 to the Disclosure Schedule (collectively, the "WORLDCRISA ASSUMED LIABILITIES"), which include current trade accounts payable, employee withholding, accrued legal and professional expenses (except to the extent such expenses relate to the any current litigation), rebates payable to customers, accrued employee benefits, prepaid insurance, accrued sales representative commissions, accrued salaries and wages, accrued insurance, other accrued commissions, accrued property taxes, accrued payroll taxes, sales tax payable, wages garnished and accrued wages garnished, United Way withheld, Rep incentive accrual, Dental withholding accrued, Canadian GST payable, the balance of Accounts Payable to Affiliates (Operations) (as set forth in the WorldCrisa Financial Statements) as of the Closing Date (but excluding balances payable to any affiliates that are controlled by WorldCrisa), the General Electric Capital

Corporation Master Lease Agreement dated July 9, 1993, and the Retail Installment Contracts with Aurora Lift Truck Services, Inc.

         Section 4.4. EXCLUDED LIABILITIES. It is understood and agreed that, except for the WorldCrisa Assumed Liabilities, LGA 2 will not assume any direct or indirect debts, obligations, or liabilities of WorldCrisa, whether absolute, accrued, contingent, liquidated, or otherwise, and whether due or to become due, asserted or unasserted, known or unknown, including, but not limited to, the following (collectively, the "WORLDCRISA EXCLUDED LIABILITIES"):

                  (a) all litigation against WorldCrisa, whether or not pending, for acts and omissions by WorldCrisa and by WorldCrisa's officers, directors, employees, or agents prior to Closing;

                  (b) any COBRA liabilities to current and former WorldCrisa employees not hired by LGA 2 at Closing;

                  (c) any workers' compensation claims related to the store located at Gurnee Mills, Illinois;

                  (d) any civil or criminal fines or penalties assessed against WorldCrisa, its directors, officers, employees, or agents;

                  (e) any third party claims asserted against WorldCrisa based upon the commission or omission of any act prior to the Closing Date of any Vitro Party and its respective directors, officers, agents, representatives, and employees;

                  (f) any liability arising out of or related to the WorldCrisa Excluded Assets; and

                  (g) all liabilities in the accounts designated as "Excluded Liabilities" set forth on SCHEDULE 4.1 to the Disclosure Schedule.

         Section 4.5. WORLDCRISA ASSET PURCHASE PRICE. The aggregate purchase price for the WorldCrisa Assets and the WorldCrisa Assumed Liabilities will be US$17,000,000 (the "WORLDCRISA ASSET PURCHASE PRICE") in immediately available funds subject to the adjustments set forth in SECTION 4.6(D) and SECTION 4.9.

         Section 4.6. ADDITIONAL FUNDING OF LONG TERM DEBT. At Closing, in addition to the WorldCrisa Asset Purchase Price, LGA 2 will fund certain long term debt obligations of WorldCrisa in the aggregate amount of US$7,826,976, which will be accomplished through the following steps:

         (a) LGA 2 will wire transfer in immediately available funds to a bank as designated in writing by WorldCrisa an amount sufficient to satisfy the remaining outstanding balance due by WorldCrisa to such bank for long term debt as of the

                  Closing Date (the "LONG TERM DEBT SETTLEMENT CONTRIBUTION") and in exchange for a release of any lien held by such bank on the WorldCrisa Assets or any other lienholder with respect to the WorldCrisa Assets;

         (b) LGA 2 will assume the capital lease obligation due General Electric Capital Corporation under the Master Lease Agreement dated July 9, 1993, and reduce the obligation to fund long term debt at Closing by the balance of this lease as of the last day of the month immediately preceding Closing;

         (c) LGA 2 will assume the capital lease obligation due Aurora Lift Truck Services, Inc. under the Retail Installment Contracts, and reduce the obligation to fund long term debt at Closing by the balance of this lease as of the last day of the month immediately preceding Closing; and

         (d) To the extent that US$7,826,976 is greater than the Long Term Debt Settlement Contribution plus the aggregate amount of adjustments set forth in SECTION 4.6(B) and (C), LGA 2 will transfer to WorldCrisa at Closing in immediately available funds such difference, if any, which WorldCrisa agrees to use for the repayment of Intercompany Accounts Payable (Financial), as set forth in the WorldCrisa Financial Statements. To the extent that US$7,826,976 is less than the Long Term Debt Settlement Contribution plus the aggregate amount of adjustments set forth in SECTION 4.6(B) and (C), the WorldCrisa Asset Purchase Price shall be reduced by such difference, if any.

         Section 4.7. DELIVERIES AT CLOSING. Each of Vitro and Libbey will deliver or cause to be delivered the items set forth in SECTION 8.3 to evidence and consummate the WorldCrisa Asset Purchase.

         Section 4.8. FURTHER ASSURANCES. At or after the Closing, and without further consideration, the Vitro Parties and the Libbey Parties will execute and deliver to each other such further instruments of conveyance and transfer as any party may reasonably request in order to more effectively convey and transfer the WorldCrisa Assets to LGA 2, to put LGA 2 in operational control of the business of WorldCrisa, or to aid or assist in the collection and reduction to possession of any of the WorldCrisa Assets and in the exercise of rights with respect to any of the WorldCrisa Assets, provided that no such instruments will subject any party to any loss, cost, Liability, obligation, expense, or risk not contemplated by this Agreement.

         Section 4.9. WORLDCRISA ASSET PURCHASE PRICE ADJUSTMENT.


         (a) The WorldCrisa Asset Purchase Price shall be adjusted in an amount equal to the difference between the Closing Date Working Capital (as defined below) and the Audited December 31, 1996 Working Capital (as defined below) (the "WORLDCRISA PURCHASE PRICE ADJUSTMENT"), as set forth in SECTION 4.9(B). In addition, any payments made under this ARTICLE IV shall be adjusted in an amount equal to the difference between the calculation of Unaudited

December 31, 1996 Working Capital (as defined below) and the calculation of the Audited December 31, 1996 Working Capital, as set forth in SECTION 4.9(C) (the "DECEMBER WORKING CAPITAL ADJUSTMENT"). Payment of the WorldCrisa Purchase Price Adjustment and the December Working Capital Adjustment shall be made in accordance with SECTION 4.9(D).

         (b) Within sixty (60) days of the Closing Date, Vitro will cause WorldCrisa to deliver to LGA 2 a calculation of the Closing Date Working Capital.

                  (i) If Libbey does not dispute such calculation, then, within five (5) business days of delivery of such calculation, (A) LGA 2 shall deliver to WorldCrisa in immediately available funds an amount equal to any surplus in the net WorldCrisa Purchase Price Adjustment, subject to SECTION 4.9(D), and (B) WorldCrisa shall deliver to LGA 2 in immediately available funds any deficit in the net WorldCrisa Purchase Price Adjustment, subject to SECTION 4.9(D).

                  (ii) If Libbey does dispute such calculation and such dispute shall not be resolved between Libbey and Vitro within fifteen (15) days of Libbey's notification to Vitro of such dispute, such dispute shall be submitted to WorldCrisa's auditors who will issue a certificate (the "CERTIFICATE"), which shall be binding on the parties and which shall set out the WorldCrisa Purchase Price Adjustment, detailing the accounts with the respective values and the procedures used for the calculation of the WorldCrisa Purchase Price Adjustment. The costs of such auditors in preparing the Certificate shall be borne by Libbey and Vitro equally. WorldCrisa or LGA 2, as the case may be, shall pay in immediately available funds, subject to SECTION 4.9(D), the WorldCrisa Purchase Price Adjustment to LGA 2 or WorldCrisa, respectively, within three (3) business days of the earlier of (A) the date that the parties agree in writing as to the calculation of the WorldCrisa Purchase Price Adjustment or (B) the date that the parties receive the Certificate.

                  (iii) Libbey agrees to provide Vitro with such cooperation and information as Vitro may reasonably request in order for Vitro to fulfill its obligations under this
                           SECTION 4.9.

         (c) At or before Closing, Vitro will cause WorldCrisa to deliver to LGA 2 audited financial statements of WorldCrisa setting forth the Audited December 31, 1996 Working Capital. Subject to SECTION 4.9(D), (i) LGA 2 shall deliver to WorldCrisa in immediately available funds any surplus between the Audited December 31, 1996 Working Capital and the Unaudited December 31, 1996 Working Capital, and (ii) WorldCrisa shall deliver to LGA 2 in immediately available funds any deficit between the Audited December 31, 1996 Working Capital and the Unaudited December 31, 1996 Working Capital.

         (d) Payment of the December Working Capital Adjustment shall be made at the same time and place and in the same manner as payment of the WorldCrisa Purchase Price Adjustment, as determined in accordance with SECTION 4.9(B), and to the extent the payments are owed by different parties, such payments shall be offset against one another.

         (e) For purposes of this SECTION 4.9, the following terms shall have the meaning set forth below:

                  (i) "AUDITED DECEMBER 31, 1996 WORKING CAPITAL" means the Unaudited December 31, 1996 Working Capital as adjusted (if necessary) by the audited WorldCrisa Financial Statements, to be prepared in accordance with U.S. GAAP.

                  (ii) "CLOSING DATE WORKING CAPITAL" means a calculation of the value, as of the Closing Date, of the WorldCrisa Assets less the WorldCrisa Assumed Liabilities less a valuation adjustment of US$550,000, as determined in accordance with U.S. GAAP consistently applied from December 31, 1996, with the exception that inventory will be valued under the standard cost method adopted by WorldCrisa on February 28, 1997.

                  (iii) "UNAUDITED DECEMBER 31, 1996 WORKING CAPITAL" means as of December 31, 1996, the unaudited value of the WorldCrisa Assets (totaling US$28,905,356) less the unaudited value of the WorldCrisa Assumed Liabilities (totaling US$5,462,394), or total unaudited net assets of US$23,442,962.



                                    ARTICLE V

                      PURCHASE AND SALE OF CRISA INVENTORY


         Section 5.1. PURCHASE AND SALE OF CRISA INVENTORY. At Closing, Crisa will sell, transfer, assign, and deliver to Libbey Glass, and Libbey Glass will purchase and take, all of Crisa's inventory consisting of glass tableware products, but excluding any inventory of coffee pots, meter covers, glass covers for cooking ware, blender jars, lighting fixtures for sale to original equipment manufacturers, and excluding all products at the store located in Gurnee Mills, Illinois, (collectively, the "CRISA INVENTORY"), free and clear of any liens, encumbrances, pledges, restrictive agreements, or adverse claims of any nature whatsoever. The Crisa Inventory as of August 12, 1997 is set forth on SCHEDULE
5.1 to the Disclosure Schedule. In addition to the Crisa Inventory, Crisa will sell, transfer, assign, and deliver, and Libbey Glass will purchase, accept, assume, and receive, (a) the Letter Agreement dated December 19, 1995 between Crisa and Rudolph Miles & Sons Inc. ("RUDOLPH"), (b) the Handling & Storage Agreement between Crisa and Rudolph, (c) the Merchandise Warehouseman's Agreement dated July 9, 1996 between Crisa and Rudolph, (d) the Warehouseman's Contract dated June 2, 1997 between Crisa and Arturo G. Vela CHB for warehouse space located at 8510 Las Cruces, Laredo, Texas, and (e) the Agreement and Amendment to Lease dated November 30, 1984 between Crisa and Norwest Bank Nebraska, N.A., as amended on April 25, 1988 and June 15, 1992, together with any and all office equipment and computer equipment and leases for such equipment located at the Laredo, Texas warehouse ((a) through (e) collectively, the "LAREDO LEASE").

         Section 5.2. CRISA INVENTORY PURCHASE PRICE. The aggregate purchase price and the terms of payment for the purchase of Crisa Inventory, which will include the assumption of the Laredo Lease, are set forth in the Distribution Agreements, attached hereto as EXHIBIT C-1 and EXHIBIT C-2. Libbey Glass covenants and agrees to deliver the purchase price for the Crisa Inventory and to return any Crisa Inventory rejected by Libbey Glass, pursuant to the terms and conditions set forth in the Distribution Agreement.

         Section 5.3. DELIVERIES AT CLOSING. Each of Vitro and Libbey will deliver or cause to be delivered the items set forth in SECTION 8.3 to evidence and consummate the Crisa Inventory Purchase.

         Section 5.4. FURTHER ASSURANCES. At or after the Closing, and without further consideration, Crisa will execute and deliver to Libbey Glass such further instruments of conveyance and transfer as Libbey Glass may reasonably request in order to more effectively convey and transfer the Crisa Inventory to Libbey Glass or to aid or assist in the exercise of rights with respect to any of the Crisa Inventory, provided that no such instruments will subject any party to any loss, cost, Liability, obligation, expense, or risk not contemplated by this Agreement.

                                   ARTICLE VI

                              CRISA ASSETS PURCHASE

         Section 6.1. PURCHASE AND SALE OF CRISA ASSETS. At Closing and immediately after the Crisa Inventory Purchase, Crisa will sell, transfer, assign, and deliver to LGA 4, and LGA 4 will purchase, accept, assume, and receive, a forty-nine percent (49%) interest in all of the assets and liabilities of Crisa (the "CRISA ASSET PURCHASE") other than the Crisa Excluded Assets (as defined below), the Crisa Excluded Liabilities (as defined below), and the Crisa Inventory sold to Libbey Glass pursuant to ARTICLE V (collectively, the "CRISA ASSETS"). The Crisa Excluded Assets will continue to be owned one hundred percent (100%) by Crisa.

         Section 6.2. CRISA EXCLUDED ASSETS. Notwithstanding the provisions of
SECTION 6.1, the Crisa Assets will exclude the following (collectively, the "CRISA EXCLUDED ASSETS"):

         (a) the lease, security deposit, leasehold improvements, inventory, accounts receivable, and notes receivable for the store located at Gurnee Mills, Illinois;

         (b) the Agreement of Lease dated March 18, 1994 for the Crisa showroom located in New York, New York;

         (c) the office equipment leases for the Crisa showroom located in New York, New York;

         (d) the apartment lease for the benefit of Raul F. Herrero located at 12680 Hillcrest Road, Dallas, Texas;

         (e) the Authorized Master Distributor Agreement with J.S. Arte Espana Inc.;

         (f) the Motor Vehicle Closed-End Lease Agreement with BankOne for the lease of a Jeep Grand Cherokee;

         (g)      the Dun & Bradstreet Information Services Agreement;

         (h)      the WorldCrisa Assets and the WorldCrisa Excluded Assets;

         (i)      the Crisa Assets Purchase Price (as defined below); and

         (j) the initial profit portion of the Crisa Inventory sold to Libbey Glass under ARTICLE V.

         Section 6.3. ASSUMED LIABILITIES. LGA 4 will assume forty-nine percent (49%) of the liabilities of Crisa other than the Crisa Excluded Liabilities (collectively, the "CRISA ASSUMED LIABILITIES").

         Section 6.4. EXCLUDED LIABILITIES. LGA 4 will not assume any direct or indirect debts, obligations, or liabilities of Crisa, whether absolute, accrued, contingent, liquidated or otherwise, and whether due or to become due, asserted or unasserted, known or unknown, related to the following (the "CRISA EXCLUDED LIABILITIES"):

         (a) any third party claims based upon violations of governmental laws or regulations asserted against Crisa or based upon the commission or omission of any act prior to the Closing Date of any Vitro Party and its respective directors, officers, agents, representatives, and employees, including any pending or threatened litigation, except for claims for bodily injury or damages to personal property;

         (b) any obligations to Crisa employees who are not continuing their employment with Crisa II or LGA 2, except as otherwise provided in SECTION 11.12;

         (c) any obligations to Crisa employees who are continuing their employment with Crisa II or LGA 2 arising out of their employment by Crisa prior to Closing, including, without limitation, all obligations arising pursuant to any employment contracts, other than accrued salaries and wages and accrued employee benefits;

         (d) any workers' compensation claims related to the store located at Gurnee Mills, Illinois;

         (e) any claims by the State of California for outstanding franchise taxes and penalties due before Closing;

         (f) any liability arising out of or related to the Crisa Excluded Assets; and

         (g) any liability or other obligations arising out of or related to the Pat Armstrong litigation.

         Section 6.5. CRISA ASSETS PURCHASE PRICE. The aggregate purchase price for the Crisa Assets and the Crisa Assumed Liabilities will be US$2,000,000 (the "CRISA ASSETS PURCHASE PRICE") in immediately available funds.

         Section 6.6. DELIVERIES AT CLOSING. Each of Vitro and Libbey will deliver or cause to be delivered the items set forth in SECTION 8.3 to evidence and consummate the Crisa Asset Purchase.

         Section 6.7. FURTHER ASSURANCES. At or after the Closing, and without further consideration, Crisa will execute and deliver to LGA 4 such further instruments of conveyance and transfer as Libbey may reasonably request in order to more effectively convey and transfer the interest in the Crisa Assets to LGA 4, or to aid or assist the collection and reduction to possession of any of the Crisa Assets and the exercise of rights with respect to any of the Crisa Assets, provided that no such instruments will subject any party to any loss, cost, Liability, obligation, expense, or risk not contemplated by this Agreement.

         Section 6.8. PERMITTED DIVIDEND PRIOR TO CLOSING. Immediately prior to Closing, Crisa shall declare a dividend to its shareholders, which shall be paid in accordance with SCHEDULE 2.8 to the Disclosure Schedule.

                                   ARTICLE VII

                              FORMATION OF CRISA II


         Section 7.1. FORMATION OF CRISA II. At Closing and immediately after the Crisa Asset Purchase, Crisa and LGA 4 covenant and agree to cause the formation of Crisa II by (a) filing a copy of the Crisa Industrial, L.L.C. Articles of Organization, in a form to be mutually agreed upon by Libbey and Vitro, with the Secretary of State of the State of Delaware and (b) otherwise complying with any other requirements under Delaware law.

         Section 7.2. CRISA II CONTRIBUTION. In consideration for one hundred percent (100%) of the membership interests of Crisa II, Crisa and LGA 4 shall transfer, assign, and deliver to Crisa II the Crisa Assets and the Crisa Assumed Liabilities, and Crisa II will take the Crisa Assets subject to the Crisa Assumed Liabilities (the "CRISA II CONTRIBUTION"). Crisa II shall issue certificates to Crisa and LGA 4 representing fifty-one percent (51%) and forty-nine percent (49%) of the membership interests of Crisa II, respectively.

         Section 7.3. DELIVERIES AT CLOSING. Each of Vitro and Libbey will deliver or cause to be delivered the items set forth in SECTION 8.3 to evidence and consummate the Crisa II Contribution.

         Section 7.4. LEGEND ON CRISA II CERTIFICATES. At Closing, Crisa II will issue certificates to Crisa and LGA 4 representing all of the membership interests of Crisa II, each of which will bear substantially the following legend:

         "The membership interests represented by this certificate are subject to and are transferable only in compliance with the Limited Liability Company Agreement of Crisa Industrial, L.L.C. by and among Libbey Inc., a corporation organized under the laws of the State of Delaware, LGA 4 Corp., a corporation organized under the laws of the State of Delaware, Vitro, S.A., a sociedad anonima organized under the laws of the United Mexican States, Crisa Corporation, a corporation organized under the laws of the State of Texas, and Crisa Industrial, L.L.C., a limited liability company organized under the laws of the State of Delaware, as the same may be amended from time to time, dated ________________, 1997. The membership interests represented hereby can be transferred only in accordance with the terms of said Limited Liability Company Agreement. Any purported transfer of title other than in the manner provided in the Limited Liability Company Agreement is void, without force and effect, and will not be recognized by Crisa Industrial, L.L.C."

         Section 7.5. FURTHER ASSURANCES. At or after the Closing, and without further consideration, Crisa and LGA 4 will execute and deliver to Crisa II such further instruments of conveyance and transfer as Crisa II or Libbey may reasonably request in order to more effectively convey and transfer the Crisa Assets to Crisa II, to put Crisa II in operational control of the relevant business of Crisa, or to aid or assist in the collection and reduction to possession of any of the Crisa Assets and in the exercise of rights with respect to any of the Crisa Assets, provided that no such instruments will subject any party to any loss, cost, Liability, obligation, expense, or risk not contemplated by this Agreement.

                                  ARTICLE VIII

                                     CLOSING

         Section 8.1. CLOSING DATE; TIME; AND PLACE. Unless this Agreement has been terminated pursuant to ARTICLE XIV and subject to the satisfaction or waiver of the conditions set forth in ARTICLE XIII, the closing of the Transaction (the "CLOSING") will take place at the offices of Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201 on August 29, 1997, or at such other date, time, and place as the parties mutually agree. The date on which the Closing takes place is referred to herein as the "CLOSING DATE".

         Section 8.2. CLOSING PROCEDURE. All actions required to be taken, all documents, certificates, and wire transfers required to be delivered, and all filings required to be made shall occur at Closing in the order set forth below, and it shall be a condition to Closing that each occurs in the order set forth below:

         (a)      the Vitro Capital Contribution and the Libbey Capital
                  Contribution;

         (b)      the Intercompany Debt Purchase;

         (c)      the VC Holding Stock Purchase;

         (d)      the Vitro Corporativo Stock Purchase;

         (e)      the Vitrocrisa Recapitalization;

         (f)      the Long Term Debt Settlement;

         (g)      the WorldCrisa Asset Purchase;

         (h)      the Crisa Inventory Purchase;

         (i)      the Crisa Asset Purchase; and

         (j)      the Crisa II Contribution.

         Section 8.3. DELIVERIES AT CLOSING. At Closing, each party must deliver or cause to be delivered the opinions, certificates, agreements, documents and other items required to be delivered under this SECTION 8.3 and under ARTICLE I,
ARTICLE II, ARTICLE III, ARTICLE IV, ARTICLE V, ARTICLE VI, ARTICLE VII, ARTICLE XII, and ARTICLE XIII.

                  Section 8.3.1 DELIVERIES BY THE LIBBEY PARTIES. Libbey will deliver or cause the appropriate Libbey Party to deliver the following at Closing, and it will be a condition to the Vitro Parties' obligations under this Agreement that all of the following be delivered at Closing:

                  (a) A wire transfer for the Libbey Capital Contribution to Newco Finance payable to Newco Finance in immediately available funds.

                  (b) A wire transfer for the VC Holding Stock Purchase Price payable to Vitro in immediately available funds.

                  (c) Evidence of payment of the Vitrocrisa New Series "B" Shares Purchase Price payable to Vitrocrisa.

                  (d) A wire transfer for the WorldCrisa Asset Purchase Price payable to WorldCrisa in immediately available funds.

                  (e) A wire transfer for the Long Term Debt Settlement Contribution payable to a bank designated in writing by WorldCrisa in immediately available funds.

                  (f) A wire transfer for the Crisa Assets Purchase Price payable to Crisa in immediately available funds.

                  (g) A certified copy of the Crisa II Certificate of Formation, certified by the Secretary of State of the State of Delaware.

                  (h) Certificates evidencing the Crisa II Membership Interests held by Crisa and LGA 4.

                  (i) An executed Assignment and Assumption Agreement conveying the Crisa Assets and the Crisa Assumed Liabilities to Crisa II, in a form to be mutually agreed upon by Libbey and Vitro.

                  (j) Opinion of counsel for the Libbey Parties, in a form to be mutually agreed upon by Libbey and Vitro.

                  (k) A certificate of the secretary of each of Libbey, Libbey Glass, LGA 2, LGA 3, and LGA 4, in a form to be mutually agreed upon by Libbey and Vitro.

                  (l) A closing certificate executed by an officer of Libbey, in a form to be mutually agreed upon by Libbey and Vitro.

                  (m)      Executed copies of each of the agreements listed in
                           SECTION 12.2.1.

                  (n) Such other documents and instruments as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

                  Section 8.3.2 DELIVERIES BY THE VITRO PARTIES. Vitro will deliver or cause the appropriate Vitro Party to deliver the following at Closing, and it will be a condition to the Libbey Parties' obligations under this Agreement that all of the following be delivered at Closing:

                  (a) A wire transfer for the Vitro Capital Contribution to Newco Finance payable to Newco Finance in immediately available funds.

                  (b) Evidence of the transfer of an amount in pesos equal to US$30,000,000 (as converted at the spot exchange rate as published in the WALL STREET JOURNAL on the business day immediately preceding the Closing
                           Date) of intercompany debt from Vitro to Newco
                           Finance.

                  (c) Certificates evidencing the Newco Finance Series "A" Shares and Series "B" Shares held by Vitro and LGA 3, respectively.

                  (d) Certificates, duly endorsed, evidencing the VC Holding Series "B" Shares and any other documentation necessary or appropriate to effect the transfer of ownership thereof from Vitro to LGA 3.

                  (e) Evidence of payment of the Vitro Corporativo Stock Purchase Price, certified by an officer of Vitro.

                  (f) Certificates, duly endorsed, evidencing the Vitro Corporativo Stock and any other documentation necessary or appropriate to effect the transfer of ownership thereof from Vitro Corporativo to Vitro.

                  (g) Evidence of payment of the New Series "A" Shares Purchase Price, certified by an officer of Vitro.

                  (h) Certificates evidencing the Vitrocrisa New Series "A" Shares, New Series "B" Shares, and New Series "C" Shares, together with any documentation necessary or appropriate to effect the transfer of ownership thereof from Vitrocrisa to Vitro, LGA 3, and VC Holding and Vitro Corporativo, respectively.

                  (i) Evidence of payment of the Vitro Corporativo New Series "C" Purchase Price, certified by legal counsel to Vitro.

                  (j) Certificates representing the Vitro Corporativo New Series "C" Shares, together with any documentation necessary or appropriate to effect the transfer of ownership thereof from Vitro Corporativo to VC Holding.

                  (k) An executed Assignment and Assumption Agreement conveying the WorldCrisa Assets and the WorldCrisa Assumed Liabilities to LGA 2, in a form to be mutually agreed upon by Libbey and Vitro.

                  (l) An executed Bill of Sale conveying the Crisa Inventory to Libbey Glass, in a form to be mutually agreed upon by Libbey and Vitro.

                  (m) An executed Bill of Sale conveying a forty-nine percent (49%) interest in the Crisa Assets to LGA 4, in a form to be mutually agreed upon by Libbey and Vitro.

                  (n) An executed Assignment and Assumption Agreement conveying the Crisa Assets and the Crisa Assumed Liabilities to Crisa II, in a form to be mutually agreed upon by Libbey and Vitro.

                  (o) Opinion of counsel for the Vitro Parties, in a form to be mutually agreed upon by Libbey and Vitro.

                  (p) A certificate of the secretary of each of Vitro, VC Holding, Vitrocrisa, WorldCrisa, and Crisa, in a form to be mutually agreed upon by Libbey and Vitro.

                  (q) A closing certificate executed by an officer or other appropriate representative with power of attorney, as the case may be, of Vitro, in a form to be mutually agreed upon by Libbey and Vitro.

                  (r)      Executed copies of each of the agreements listed in
                           SECTION 12.1.4.

                  (s) A certified copy of the VC Holding acknowledgment of the assignment of Intercompany Debt from Vitro to Newco Finance.

                  (t) The following financial statements: (i) audited consolidated financial statements of WorldCrisa for the fiscal year ended December 31, 1996, prepared in accordance with generally accepted accounting principles of the United States of America applied on a consistent basis for the periods covered thereby ("U.S. GAAP"); (ii) audited financial statements of Crisa for the fiscal year ended December 31, 1996 prepared in accordance with U.S. GAAP; (iii) unaudited consolidated financial statements of VC Holding for the fiscal years ended December 31, 1994, 1995, 1996, and for the six months ended June 30, 1997, each prepared in accordance with generally accepted accounting principles of Mexico applied on a consistent basis for the periods covered thereby ("MEXICO GAAP"), and a version of such financial statements for the fiscal year ended December 31, 1996 and for the six months ended June 30, 1997 prepared on a pro forma basis in accordance with U.S. GAAP; and (iv) audited financial statements of Vitrocrisa for the fiscal year ended December 31, and 1996, prepared in accordance with Mexico GAAP, and a version of such statements prepared in accordance with U.S. GAAP, and each of the foregoing (i) through
                           (iv) to include balance sheets, statements of income, cash flows or changes in financial position, and changes in stockholders' equity for such period.

                  (u) Such other documents and instruments as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

                                   ARTICLE IX

               REPRESENTATIONS AND WARRANTIES OF THE VITRO PARTIES

         Section 9.1. REPRESENTATIONS AND WARRANTIES OF VITRO REGARDING EACH OF THE VITRO PARTIES. Vitro hereby represents and warrants to each of the Libbey Parties that the statements contained in this SECTION 9.1 are true, correct, and complete as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  Section 9.1.1 ORGANIZATION. Each of the Vitro Parties is duly organized and validly existing, and, with respect to companies organized under the laws of the United States of America, in good standing under the laws of its respective jurisdiction of formation.

                  Section 9.1.2 AUTHORIZATION. Each of the Vitro Parties has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the other agreements to which it is a party that are contemplated hereby, including those set forth in SECTIONS 12.1.4 and 12.2.1 (collectively, the "ANCILLARY AGREEMENTS"), to perform its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of the Vitro Parties and this Agreement constitutes, and each of the Ancillary Agreements upon execution and delivery will constitute, the valid and legally binding obligation of each of the Vitro Parties to which it is a party, enforceable in accordance with their respective terms and conditions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, and other similar laws affecting generally the enforcement of creditors' rights. Except as set forth on
         SCHEDULE 9.1.2 of the Disclosure Schedule attached to this Agreement and made a part of this Agreement (the "DISCLOSURE SCHEDULE"), none of the Vitro Parties is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

                  Section 9.1.3 NO CONFLICT. Except as set forth on SCHEDULE
         9.1.3 of the Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements by each of the Vitro Parties executing same do not, and the consummation of the transactions contemplated hereby and thereby will not, (a) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which such Vitro Party is subject (or any provision of its charter, bylaws, or estatutos, as the case may be) or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which a Vitro Party is a party or by which it is bound or to which any of its assets is subject, other than such as will not have a Material Adverse Effect on the business of such Vitro Party.

                  Section 9.1.4 NO BROKERS. Except as set forth on SCHEDULE
         9.1.4 of the Disclosure Schedule, no broker, finder, agent, or investment banker is entitled to any brokerage or other fee or commitment in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of any Vitro Party for which the Libbey Parties, VC Holding, Vitrocrisa, Newco Finance, WorldCrisa, or Crisa II could become liable or obligated.

         Section 9.2. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF VITRO. Vitro hereby represents and warrants to each of the Libbey Parties that the statements contained in this SECTION 9.2 are true, correct, and complete as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  Section 9.2.1 OWNERSHIP OF VC HOLDING, VITRO CORPORATIVO AND AMERICAN ASSET HOLDINGS CORPORATION. Immediately prior to the Closing, Vitro (a) holds of record and owns beneficially the number of shares of capital stock of VC Holding as set forth in SCHEDULE 9.2.1(A) of the Disclosure Schedule, free and clear of any restrictions on transfer, claims, Taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities, and demands (other than imposed by law), which shares represent 99.9999% of the issued and outstanding capital stock of VC Holding; (b) holds of record and owns beneficially the number of shares of capital stock of Vitro Corporativo as set forth in SCHEDULE 9.2.1(B) of the Disclosure Schedule, free and clear of any restrictions on transfer, claims, Taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities, and demands (other than imposed by law), which shares represent 99.9999% of the issued and outstanding capital stock of Vitro Corporativo; and (c) holds of record and owns beneficially the number of shares of capital stock of American Asset Holdings Corporation, a Delaware corporation ("AMERICAN HOLDINGS") as set forth in SCHEDULE 9.2.1(C) of the Disclosure Schedule, free and clear of any restrictions on transfer, claims, Taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities, and demands (other than imposed by law), which shares constitute all of the issued and outstanding capital stock of American Holdings. Except as contemplated by this Agreement, Vitro is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of VC Holding, Vitro Corporativo, or American Holdings, and Vitro is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of VC Holding, Vitro Corporativo, or American Holdings.

         Section 9.3. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF VITRO REGARDING VC HOLDING. Vitro hereby represents and warrants to each of the Libbey Parties that the statements contained in this SECTION 9.3 are true, correct, and complete as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  Section 9.3.1 CAPITALIZATION. SCHEDULE 9.3.1(A) of the Disclosure Schedule sets forth the entire authorized capital stock of VC Holding (collectively, the "VC HOLDING SHARES") immediately prior to Closing, including for each series of VC Holding Shares, the number of VC Holding Shares issued and outstanding and the number of VC Holding Shares held in treasury. All of the issued and outstanding VC Holding Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in SCHEDULE 9.3.1(B) of the Disclosure Schedule (and except as contemplated by the VC Holding, S.A. de C.V. Shareholders Agreement of even date by and between VC Holding, Vitro, LGA 3, and Libbey), there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments providing for the issuance, disposition, or acquisition of any shares of capital stock of VC Holding. Any options, warranties, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments listed in SCHEDULE 9.3.1(B) of the Disclosure Schedule shall be terminated prior to the Closing. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to VC Holding. There are no agreements or other obligations (contingent or otherwise) that may require VC Holding to repurchase or otherwise acquire any shares of its capital stock. Except as contemplated by this Agreement (and except as contemplated by the VC Holding, S.A. de C.V. Shareholders Agreement of even date by and between VC Holding, Vitro, LGA 3, and Libbey), there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of VC Holding.

                  Section 9.3.2 OWNERSHIP OF VITROCRISA. Immediately prior to the Closing, VC Holding holds of record and owns beneficially the number of shares of capital stock of Vitrocrisa as set forth in
         SCHEDULE 9.3.2 of the Disclosure Schedule, free and clear of any restrictions on transfer, claims, Taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities, and demands (other than those imposed by law), which shares (except for shares held by Vitro Corporativo) constitute all of the issued and outstanding capital stock of Vitrocrisa.

                  Section 9.3.3 FINANCIAL STATEMENTS. Prior to Closing, VC Holding will have delivered to the Libbey Parties true, correct, and complete copies of the following financial statements (collectively, the "VC HOLDING FINANCIAL STATEMENTS"): unaudited consolidated financial statements for the fiscal years ended December 31, 1994, 1995, and 1996, including balance sheets, statements of income, and changes in financial position for such periods, and the unaudited consolidated financial statements of VC Holding as of and for the six months ended June 30, 1997, including a balance sheet, statements of income, and changes of financial position for such period. The VC Holding Financial Statements will have been prepared in accordance with Mexico GAAP, and a version of the VC Holding Financial Statements for the fiscal year ended December 31, 1996 (on a pro forma basis) and for the six months ended June 30, 1997 (on a pro forma basis) will have been prepared and submitted in accordance with U.S. GAAP, will contain adequate accruals for current expenses and liabilities calculated in accordance with Mexico GAAP and U.S. GAAP applied on a consistent basis, will present fairly, in all material respects, the financial condition and results of operation of VC Holding as of the times and for the periods referred to therein, and will be consistent with the books and records of VC Holding (which books and records are correct and complete). The VC Holding Financial Statements covering the periods since December 31, 1995 will clearly identify and segregate the VC Holding business being acquired under this Agreement on a pro forma basis. At Libbey's request, Vitro will make every reasonable effort to secure from its independent auditors a comfort letter prepared in accordance with Statement of Auditing Standards ("SAS") No. 72 with respect to the financial matters of VC Holding.

                  Section 9.3.4 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as contemplated by this Agreement or as set forth on SCHEDULE 9.3.4 of the Disclosure Schedule, since December 31, 1996, there has not been a change, effect, or condition that, individually or when taken together with all such other changes, effects, or conditions, would be materially adverse to the business, operations, assets, financial condition, results of operations, or prospects of VC Holding, except for published general economic and other market conditions.

                  Section 9.3.5 SUBSIDIARIES. VC Holding does not have any Subsidiaries except for Vitrocrisa.

                  Section 9.3.6 OPERATION OF VC HOLDING. Except as set forth in the VC Holding Financial Statements and except as set forth on SCHEDULE
         9.3.6 of the Disclosure Schedule, VC Holding (i) does not own any assets (other than shares of Vitrocrisa capital stock), (ii) does not have any Liabilities, including, without limitation, any Tax Liability in excess of US$10,000, (iii) does not employ any Person, (iv) is not a party to any contract or other agreement, either oral or written, (v) is not a party to any pending, or to the Knowledge of Vitro and VC Holding, threatened litigation, (vi) is not in conflict with or default or violation of any law applicable to VC Holding or by or to which any of its properties is bound or to which they may be subject, and (vii) does not have any outstanding Powers of Attorney.

                  Section 9.3.7 VC HOLDING BANK ACCOUNTS. SCHEDULE 9.3.7 to the Disclosure Schedule lists all of the bank accounts, safe deposit boxes, and lock boxes of VC Holding (designating each authorized signer).

         Section 9.4. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF VITRO REGARDING AMERICAN HOLDINGS. Vitro hereby represents and warrants to each of the Libbey Parties that the statements contained in this SECTION 9.4 are true, correct, and complete as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  Section 9.4.1 OWNERSHIP OF CRISA. Immediately prior to the Closing, American Holdings holds of record and owns beneficially the number of shares of capital stock of Crisa as set forth in SCHEDULE
         9.4.1 of the Disclosure Schedule, free and clear of any restrictions on transfer, claims, Taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities, and demands (other than those imposed by law), which shares constitute all of the issued and outstanding capital stock of Crisa. Except as contemplated by this Agreement, American Holdings is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of Crisa, and American Holdings is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Crisa.

         Section 9.5. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF VITRO REGARDING VITROCRISA. Vitro hereby represents and warrants to each of the Libbey Parties that the statements contained in this SECTION 9.5 are true, correct, and complete as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  Section 9.5.1 CAPITALIZATION. SCHEDULE 9.5.1(A) of the Disclosure Schedule sets forth the entire authorized capital stock of Vitrocrisa (collectively, the "VITROCRISA SHARES") immediately prior to Closing, including for each series of Vitrocrisa Shares, the number of Vitrocrisa Shares issued and outstanding and the number of Vitrocrisa Shares held in treasury. All of the issued and outstanding Vitrocrisa Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in SCHEDULE 9.5.1(B) of the Disclosure Schedule (and except as contemplated by the Vitrocrisa, S.A. de C.V. Shareholders Agreement of even date by and between VC Holding, Vitro, Vitrocrisa, Libbey and LGA 3), there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments providing for the issuance, disposition, or acquisition of any shares of capital stock of Vitrocrisa. Any options, warranties, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments listed in SCHEDULE 9.5.1(B) of the Disclosure Schedule shall be terminated prior to the Closing. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to Vitrocrisa. There are no agreements or other obligations (contingent or otherwise) that may require Vitrocrisa to repurchase or otherwise acquire any shares of its capital stock. Except as contemplated by this Agreement (and except as contemplated by the Vitrocrisa, S.A. de C.V. Shareholders Agreement of even date by and between VC Holding, Vitro, Vitrocrisa, Libbey, and LGA 3), there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of Vitrocrisa.

                  Section 9.5.2 FINANCIAL STATEMENTS. Prior to Closing, Vitrocrisa will have delivered to the Libbey Parties true, correct, and complete copies of the following financial statements (collectively, the "VITROCRISA FINANCIAL STATEMENTS"): audited financial statements for the fiscal years ended December 31, 1994, 1995, and 1996, including balance sheets, statements of income, and changes in financial position for such periods, and the unaudited financial statements of Vitrocrisa as of and for the six months ended June 30, 1997, including a balance sheet, statements of income, and changes in financial position for such period. The Vitrocrisa Financial Statements will have been prepared in accordance with Mexico GAAP, and a version of the Vitrocrisa Financial Statements for the fiscal year ended December 31, 1996 and for the six months ended June 30, 1997 will have been prepared and submitted in accordance with U.S. GAAP, will contain adequate accruals for current expenses and liabilities calculated in accordance with Mexico GAAP and U.S. GAAP, will present fairly, in all material respects, the financial condition and results of operation of Vitrocrisa as of the times and for the periods referred to therein, and will be consistent with the books and records of Vitrocrisa (which books and records are correct and complete). The Vitrocrisa Financial Statements covering the periods since December 31, 1995 will clearly identify and segregate the businesses being acquired under this Agreement. At Libbey's request, Vitro will make every reasonable effort to secure from its independent auditors a comfort letter prepared in accordance with SAS No. 72 with respect to the financial matters of Vitrocrisa.

                  Section 9.5.3 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as contemplated by this Agreement or as set forth on SCHEDULE 9.5.3 of the Disclosure Schedule, since December 31, 1996, there has not been a change, effect, or condition that, individually or when taken together with all such other changes, effects or conditions, would be materially adverse to the business, operations, assets, financial condition, results of operations, or prospects of Vitrocrisa, except for published general economic and other market conditions.

                  Section 9.5.4 SUBSIDIARIES. Vitrocrisa does not have any Subsidiaries.

                  Section 9.5.5 UNDISCLOSED LIABILITIES. Except as set forth on
         SCHEDULE 9.5.5 of the Disclosure Schedule, Vitrocrisa does not have any Liability (and, to the Knowledge of Vitro, there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against it giving rise to any Liability), except for (i) liabilities set forth in the audited Vitrocrisa Financial Statements dated as of December 31, 1996, and (ii) liabilities that have arisen in the Ordinary Course of Business after the audited Vitrocrisa Financial Statements dated as of December 31, 1996 (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand). None of the liabilities set forth in this SECTION 9.5.5(I) and (II) will have a Material Adverse Effect on the business of Vitrocrisa. SCHEDULE 9.5.5 of the Disclosure Schedule also contains a list of all indebtedness of Vitrocrisa as of June 20, 1997 in excess of US$10,000.

                  Section 9.5.6 PERMITS; COMPLIANCE. Vitrocrisa is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and orders necessary to own, lease, and operate its properties and to carry on its business as it is now being conducted (collectively, the "VITROCRISA PERMITS"). There is no action or proceeding pending, and, to the Knowledge of Vitro, there is no action, proceeding, or investigation threatened, regarding suspension or cancellation of any of the Vitrocrisa Permits. Vitrocrisa is not in conflict with or in default or violation of (a) to the Knowledge of Vitro, any law applicable to Vitrocrisa or by or to which any of its properties is bound or to which they may be subject or (b) any Vitrocrisa Permits, other than a default or violation that will not have a Material Adverse Effect on the business of Vitrocrisa. Prior to 1992, to Vitro's Knowledge, Vitrocrisa did not receive any written notice with respect to possible conflicts, defaults, or violations of laws from any governmental entity that remains unresolved. Since 1992, Vitrocrisa has not received any written notice with respect to possible conflicts, defaults, or violations of laws from any governmental entity

                  Section 9.5.7 LITIGATION. SCHEDULE 9.5.7 of the Disclosure Schedule sets forth each instance in which Vitrocrisa (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in SCHEDULE 9.5.7 of the Disclosure Schedule will result in any material liability to Vitrocrisa. Vitro has no Knowledge of any grounds for any such charge, complaint, action, suit, proceeding, hearing, or investigation to be brought or threatened against Vitrocrisa.

                  Section 9.5.8 EMPLOYEE BENEFIT PLANS; LABOR MATTERS. Vitrocrisa has provided to the Libbey Parties true, correct, and complete copies of all employee benefit plans applicable to each Vitrocrisa employee, including, if any, plans providing for "fringe benefits", and each other bonus, incentive, compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, stock option, stock purchase, or any other similar plan, agreement, policy, or understanding. Vitro has caused Vitrocrisa to satisfy all employee benefits obligations of Vitrocrisa pursuant to Mexican Legal Requirements in all material respects. The pension plans for all employees of Vitrocrisa comply with all Mexican Legal Requirements in all material respects.

                  Section 9.5.9 TAX MATTERS.

                           (a) Vitrocrisa has timely filed all Tax Returns that it is or was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes in excess of US$10,000 owed by Vitrocrisa (whether or not shown on any Tax Return) have been paid. Vitrocrisa currently is not the beneficiary of any extension of time within which to file any Tax Return. Since 1987, no claim in an amount in excess of US$10,000 has ever been made by any authority in a jurisdiction where Vitrocrisa does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                           (b) Vitrocrisa has withheld and paid all Taxes in excess of US$10,000 required to have been withheld and paid, including, without limitation, those required to be withheld or paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party since 1987.

                           (c) Vitro has no Knowledge of any grounds upon which any authority might assess any additional Taxes for any period for which Tax Returns have been filed since 1987. Except as set forth on
         SCHEDULE 9.5.9(C) to the Disclosure Schedule, there is no dispute or claim concerning any Tax Liability of Vitrocrisa either (i) claimed or raised by any authority in writing and received by Vitrocrisa or (ii) as to which Vitro or the directors and officers (and employees responsible for Tax matters) of Vitrocrisa has Knowledge based upon personal contact with any agent of such authority.

                           (d) Since 1987, Vitrocrisa has not waived any statute of limitations in respect of any Tax Return or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (e) The unpaid Taxes of Vitrocrisa do not exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Vitrocrisa Financial Statements (other than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Vitrocrisa in filing its Tax Returns.

                  Section 9.5.10 CERTAIN BUSINESS PRACTICES. Neither Vitrocrisa nor, to the Knowledge of Vitro, any director, officer, agent, or employee of Vitrocrisa has (a) used any funds on behalf of Vitrocrisa or its Subsidiaries for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any unlawful payment, on behalf of Vitrocrisa, under laws applicable to Vitrocrisa at the time of payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; or (c) made any other unlawful payment, on behalf of Vitrocrisa, under laws applicable to Vitrocrisa at the time of payment.

                  Section 9.5.11 ENVIRONMENTAL MATTERS. Except as disclosed in
         SCHEDULE 9.5.11 of the Disclosure Schedule, without limiting the generality of SECTION 9.5.6:

                           (a) Vitrocrisa is complying in all material respects with all applicable environmental legislation and regulations relating to its assets and business, and there exists no noncompliance with, or any condition which would result in Liability under, any Mexican Legal Requirement in effect as of the Closing relating to air, water, noise, odor, solid, or liquid waste (including the generation, treatment, storage, disposal, or transportation thereof) or health or safety, which would have a Material Adverse Effect on the continuation by Vitrocrisa of its operations after the Closing Date on substantially the same basis as same are being conducted on the date of this Agreement, or would require the payment of any fine, penalty, or remedial expenditure in respect of any fact, condition, or matter occurring or existing prior to the Closing Date.

                           (b) Vitrocrisa (or, to the Knowledge of Vitro, any predecessor in title to Vitrocrisa) has not handled, treated, stored, or disposed of, or arranged for the handling, treatment, storage, or disposal of, any waste or toxic or hazardous substance on any of its real property (or, as to wastes and substances generated by its operations, off such real property), except in compliance with all Mexican Legal Requirements.

                           (c) There is no environmental condition affecting any real property owned or, to the Knowledge of Vitro, leased by Vitrocrisa or underground water under such property which breaches any environmental law and which materially adversely affects the value thereof. No governmental order, stop order, charge, or complaint that has not been fully satisfied or corrected has been received from any governmental environmental authority with respect to any asset or business of Vitrocrisa.

                  Section 9.5.12 INSURANCE. SCHEDULE 9.5.12 of the Disclosure Schedule sets forth a complete list of each insurance policy (including policies providing property, casualty, liability, automobile, and workers' compensation coverage and bond and surety, key man, group health, or life and other insurance policies and arrangements) to which Vitrocrisa is a party, a named insured, or otherwise the beneficiary of coverage. Vitrocrisa has delivered to the Libbey Parties correct and complete copies of the insurance policies listed in SCHEDULE 9.5.12 to the Disclosure Schedule.

                  With respect to each such insurance policy: (i) the policy is legal, valid, binding, and enforceable and in full force and effect;
         (ii) neither Vitrocrisa nor, to the Knowledge of Vitro, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to the Knowledge of Vitro, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration, under the policy; and (iii) to the Knowledge of Vitro, no party to the policy has repudiated any provision thereof. SCHEDULE 9.5.12 of the Disclosure Schedule describes any self-insurance arrangements affecting Vitrocrisa.

                  Section 9.5.13 REAL PROPERTY LEASES. SCHEDULE 9.5.13 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to Vitrocrisa. Vitrocrisa has delivered to the Libbey Parties correct and complete copies of the leases and subleases listed in SCHEDULE 9.5.13 of the Disclosure Schedule. With respect to each lease and sublease listed in SCHEDULE 9.5.13 of the Disclosure
         Schedule: (a) the lease or sublease is legal, valid, binding, enforceable against the Vitro Parties, and in full force and effect, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, and other similar laws affecting generally the enforcement of creditors' rights; (b) no party to such lease or sublease is, to the Knowledge of Vitro, in breach or default, and, to the Knowledge of Vitro, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; (c) to the Knowledge of Vitro, no party to such lease or sublease has repudiated any provision thereof; (d) to the Knowledge of Vitro, there are no material disputes, oral agreements, or forbearance programs in effect involving Vitrocrisa; (e) Vitrocrisa has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities in the manner in which they are operated as at the Closing.

                  Section 9.5.14 INTELLECTUAL PROPERTY. SCHEDULE 9.5.14(A) to the Disclosure Schedule sets forth a complete and correct list of each patent, patent application, trademark (whether or not registered), trademark application, trade name, service mark, copyright, and other proprietary intellectual property (including, without limitation, proprietary computer software, whether in object or source form) owned or used by Vitrocrisa (the "VITROCRISA INTELLECTUAL PROPERTY") and specifically designating the Vitrocrisa Intellectual Property that Vitrocrisa has the exclusive right to use and, with respect to any licensed Vitrocrisa Intellectual Property, the Person from which Vitrocrisa obtained such right. Vitrocrisa owns or has the right to use pursuant to license, sublicense, agreement, or permission all Vitrocrisa Intellectual Property necessary for the operation of the businesses of Vitrocrisa as currently conducted and, as set forth on
         SCHEDULE 9.5.14(B) to the Disclosure Schedule, as currently proposed to be conducted. To the Knowledge of Vitro, the Vitrocrisa Intellectual Property is valid and enforceable, and Vitrocrisa has the right to use the Vitrocrisa Intellectual Property. The current use by Vitrocrisa of the Vitrocrisa Intellectual Property does not infringe the rights of any Vitro Affiliate or, to the Knowledge of Vitro, of any other Person, and no other Person is, to the Knowledge of Vitro, infringing the rights of Vitrocrisa in any Vitrocrisa Intellectual Property.

                  Section 9.5.15 MATERIAL CONTRACTS. SCHEDULE 9.5.15 of the Disclosure Schedule lists the following contracts, agreements, and other written arrangements to which Vitrocrisa is a party: (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of US$10,000 per annum; (b) any written arrangements (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for agency or distribution arrangements, or for the furnishing or receipt of services which either requires performance over a period of more than one year or involving the payment of more than US$100,000; (c) any written arrangement concerning or contemplating a partnership or joint venture; (d) any written arrangement (or group of related written arrangements) under which Vitrocrisa has created, incurred, or assumed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than US$100,000 or under which it has imposed (or may impose) a security interest on any of its assets, tangible or intangible; (e) any written arrangement concerning confidentiality or non-competition; (f) any written arrangement involving Vitro and its Affiliates that is not the result of arms-length negotiations or provides for the provision of goods or services at a cost above fair market value; (g) any written arrangement with any of its directors, officers, or key employees in the nature of an employment agreement, bonus agreement, profit sharing agreement, option agreement, deferred compensation agreement, consulting agreement, or severance agreement; (h) any collective bargaining agreement; (i) any written arrangement under which the consequences of default or termination will have a Material Adverse Effect on Vitrocrisa; or (j) any other written arrangement (or group of related written arrangements) involving the payment by Vitrocrisa of more than US$10,000 and not entered into the Ordinary Course of Business.

                  Vitrocrisa has delivered to the Libbey Parties a correct and complete copy of each written arrangement listed in SCHEDULE 9.5.15 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement contains legal, valid, binding, and enforceable obligations of Vitrocrisa, and is in full force and effect, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, and other similar laws affecting generally the enforcement of creditors' rights; (ii) to the Knowledge of Vitro, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (iii) to the Knowledge of Vitro, no party has repudiated any provision of the written arrangement. Vitrocrisa is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in SCHEDULE 9.5.15 of the Disclosure Schedule under the terms of this SECTION 9.5.15. No unfilled customer order or commitment obligating Vitrocrisa to process, manufacture, or deliver products or perform services will result in a material loss to Vitrocrisa upon completion of performance. No purchase order or commitment of Vitrocrisa is materially in excess of normal requirements nor are the prices provided therein materially in excess of current market prices for the products or services to be provided thereunder. To the Knowledge of Vitro, no material supplier of Vitrocrisa has indicated to Vitrocrisa within the past year that it will stop, or decrease the rate of, supplying materials, products, or services to Vitrocrisa and no material customer of Vitrocrisa has indicated within the past year that it will stop, or decrease the rate of, buying materials, products, or services from Vitrocrisa.

                  Section 9.5.16 EMPLOYEES. To the Knowledge of Vitro, none of the chief executive officer, chief operating officer, chief financial officer, or any sales manager has any plans to terminate or modify his or her employment with Vitrocrisa. Vitrocrisa has complied with all material legal requirements relating to the employment of labor, including, without limitation, provisions relating to wages, hours, equal opportunity, collective bargaining, profit sharing, and the payment of social security and other Taxes. Except as set forth on
         SCHEDULE 9.5.16 of the Disclosure Schedule, Vitrocrisa is not a party to or bound by any collective bargaining agreement, nor since January 1, 1997 has it experienced any strikes, grievances filed pursuant to a collective bargaining agreement, claims of unfair labor practice, or other collective bargaining disputes. Vitro has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Vitrocrisa.
         SCHEDULE 9.5.16 of the Disclosure Schedule contains (i) a list of all grievances, if any, filed pursuant to any collective bargaining agreement which is presently pending and which involves any employee at any facility of Vitrocrisa, as well as a description and the status of each, (ii) a list of all unfair labor practice charges, if any, as well as a description and the status of each, filed prior to the date hereof with any governmental agency by or on behalf of any employee at any facility of Vitrocrisa, and (iii) a list of all current employee-related litigation, if any, including administrative proceedings, as well as a description and the status of each case, filed by or on behalf of any employee at any facility of Vitrocrisa.

                  Section 9.5.17 POWERS OF ATTORNEY. Except as set forth in
         SCHEDULE 9.5.17(A) of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of Vitrocrisa. All such outstanding powers of attorney will be canceled prior to Closing except for those listed on SCHEDULE 9.5.17(B) to the Disclosure Schedule.

                  Section 9.5.18 PRODUCT WARRANTY. To the Knowledge of Vitro, no product manufactured, sold, leased, or delivered by Vitrocrisa is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in
         SCHEDULE 9.5.18 of the Disclosure Schedule.

                  Section 9.5.19 PRODUCT LIABILITY. To the Knowledge of Vitro, Vitrocrisa does not have any material Liability (and, to the Knowledge of Vitro, there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Vitrocrisa giving rise to any material Liability) arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Vitrocrisa, except as set forth in SCHEDULE
         9.5.19 of the Disclosure Schedule.

                  Section 9.5.20 GUARANTEES. Except as set forth on SCHEDULE
         9.5.20 of the Disclosure Schedule, Vitrocrisa is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other person that may involve the payment of more than US$10,000.

                  Section 9.5.21 CERTAIN BUSINESS RELATIONSHIPS. Except as otherwise disclosed in SCHEDULE 9.5.21 of the Disclosure Schedule, and except in their roles as shareholders, directors, officers, or employees of Vitrocrisa, neither Vitro nor its Affiliates (other than Vitrocrisa) has been involved in any business arrangement or relationship with Vitrocrisa within the past 12 months that is not the result of arms-length negotiations or provides for the provision of goods or services at a cost above fair market value, and neither Vitro nor its Affiliates (other than Vitrocrisa) owns any property or right, tangible or intangible, which is used in the business of Vitrocrisa.

                  Section 9.5.22 INVENTORY. The Vitrocrisa Financial Statements reflect the fair market value of the inventory of Vitrocrisa as of the date thereof, and Vitrocrisa maintains adequate reserves to compensate for any loss in the event that any of the inventory is not merchantable, fit for the purpose for which it was procured or manufactured, slow-moving, obsolete, damaged, or defective.

                  Section 9.5.23 ASSETS AND OTHER PROPERTIES. Except for liens arising in the Ordinary Course of Business and properties and assets disposed of in the Ordinary Course of Business after the date of the Vitrocrisa Financial Statements, Vitrocrisa has good and marketable title, free and clear of all liens and adverse claims, to all of its properties and assets, whether tangible or intangible, reflected in the Vitrocrisa Financial Statements as being owned by Vitrocrisa as of such date. All buildings and all fixtures, equipment, and other property and assets that are material to the business of Vitrocrisa and are held under leases by Vitrocrisa are held under valid instruments enforceable by Vitrocrisa in accordance with their respective terms. The properties and material equipment of Vitrocrisa used by Vitrocrisa to produce the financial results for the fiscal year ended December 31, 1996 that are reflected in the Vitrocrisa Financial Statements (a) have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted, and (b) are adequate for the uses to which they are being put and, following the consummation of the transactions contemplated hereby, will have sufficient capacity to conduct Vitrocrisa's business in the same manner as such business is presently being conducted.

                  Section 9.5.24 OWNED REAL PROPERTY OF VITROCRISA. SCHEDULE 9.5.24(I) of the Disclosure Schedule lists and describes briefly all real property that Vitrocrisa owns. SCHEDULE 9.5.24(II) of the Disclosure Schedule lists all real property used by Vitrocrisa in the business of Vitrocrisa as presently conducted. With respect to each such parcel of owned real property listed on SCHEDULE 9.5.24(II) to the Disclosure Schedule:

                           (a) the property is duly deeded and registered in the Public Registry of Property, free and clear of any security interest, easement, covenant, or other restriction, except for (i) installments of special assessments not yet delinquent, and (ii) recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, value, or the marketability of title of the property subject thereto.

                           (b) there are no (i) pending or, to the Knowledge of Vitro, threatened condemnation proceedings relating to the property,
         (ii) pending or, to the Knowledge of Vitro, threatened litigation or administrative actions relating to the property, or (iii) other matters affecting the current use, occupancy, or value thereof that will have a Material Adverse Effect on the business of Vitrocrisa;

                           (c) the legal description for the parcel contained in the deed or deeds conveying title thereof to Vitrocrisa describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon is subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land. The land does not serve any adjoining property for any purpose inconsistent with the use of the land, the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained, and access to the property is provided by paved public right-of-way with adequate curb cuts available;

                           (d) except as set forth in SCHEDULE 9.5.24(D) of the Disclosure Schedule, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property or any improvements thereon;

                           (e) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                           (f) there are no parties (other than Vitrocrisa) in possession of the parcel of real property, other than tenants under any leases disclosed in SCHEDULE 9.5.24(F) of the Disclosure Schedule, who are in possession of space to which they are entitled;

                           (g) none of the real estate is the subject of a currently pending condemnation or eminent domain proceeding, and Vitrocrisa has not received any notice of the existence of any future condemnation or eminent domain proceeding with respect to any of the real property within three (3) years prior to the date hereof;

                           (h) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, and sanitary sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property;

                           (i) each parcel of real property abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property.

                           (j) none of the real estate is subject to any ejido claims.

                  Section 9.5.25 VITROCRISA BANK ACCOUNTS. SCHEDULE 9.5.25 to the Disclosure Schedule lists all of the bank accounts, safe deposit boxes, and lock boxes of Vitrocrisa (designating each authorized signer).

                  Section 9.5.26 NOTES AND ACCOUNTS RECEIVABLE. Except as otherwise disclosed on SCHEDULE 9.5.26 of the Disclosure Schedule, all notes receivable of Vitrocrisa are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, and are presently current and collectible. The Vitrocrisa Financial Statements accurately reflect the fair market value of the accounts receivable of Vitrocrisa as of the date thereof, and Vitrocrisa maintains adequate reserves to compensate for any loss in the event that any of the accounts receivable become subject to setoffs, counterclaims, or are otherwise not collectible.

         Section 9.6. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF VITRO REGARDING WORLDCRISA. Vitro hereby represents and warrants to each of the Libbey Parties that the statements contained in this SECTION 9.6 are true, correct, and complete as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  Section 9.6.1 CAPITALIZATION. SCHEDULE 9.6.1(A) of the Disclosure Schedule sets forth the entire authorized capital stock of WorldCrisa (collectively, the "WORLDCRISA SHARES") immediately prior to Closing, including the number of WorldCrisa Shares issued and outstanding and the number of WorldCrisa Shares held in treasury. All of the issued and outstanding WorldCrisa Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in SCHEDULE 9.6.1(B) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments providing for the issuance, disposition, or acquisition of any shares of capital stock of WorldCrisa. Any options, warranties, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments listed in SCHEDULE 9.6.1(B) of the Disclosure Schedule shall be terminated prior to the Closing. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to WorldCrisa. There are no agreements or other obligations (contingent or otherwise) that may require WorldCrisa to repurchase or otherwise acquire any shares of its capital stock. Except as contemplated by this Agreement, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of WorldCrisa.

                  Section 9.6.2 FINANCIAL STATEMENTS. Prior to Closing, WorldCrisa will have delivered to the Libbey Parties with the following financial statements (collectively, the "WORLDCRISA FINANCIAL STATEMENTS"): audited consolidated financial statements for the fiscal years ended December 31, 1994 and 1995, unaudited consolidated financial statements for the fiscal year ended December 31, 1996, including balance sheets and statements of income, cash flows, and changes in stockholders' equity for such periods, and the unaudited consolidated financial statements of WorldCrisa and its Subsidiaries as of and for the six months ended June 30, 1997, including a balance sheet, statements of income, and statements of cash flow and stockholders' equity for such period. The WorldCrisa Financial Statements will have been prepared in accordance with U.S. GAAP, will contain adequate accruals for current expenses and liabilities, will present fairly, in all material respects, the financial condition and results of operation of WorldCrisa as of the times and for the periods referred to therein, and will be consistent with the books and records of WorldCrisa (which books and records are correct and complete). The WorldCrisa Financial Statements covering the periods since December 31, 1995 will clearly identify and segregate the WorldCrisa business being acquired under this Agreement. At Libbey's request, Vitro will make every reasonable effort to secure from its independent auditors a comfort letter prepared in accordance with SAS No. 72 with respect to the financial matters of WorldCrisa.

                  Section 9.6.3 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as contemplated by this Agreement or as set forth on SCHEDULE 9.6.3 of the Disclosure Schedule, since December 31, 1996, there has not been a change, effect, or condition that, individually or when taken together with all such other changes, effects, or conditions, would be materially adverse to the business, operations, assets, financial condition, results of operations, or prospects of WorldCrisa and Affiliates, except for published general economic and other market conditions.

                  Section 9.6.4 SUBSIDIARIES. SCHEDULE 9.6.4 to the Disclosure Schedule contains a complete and accurate list of each Subsidiary of WorldCrisa, indicating the jurisdiction of incorporation and the nature and level of ownership of such Subsidiary by WorldCrisa and any other person or entity.

                  Section 9.6.5 UNDISCLOSED LIABILITIES. Except as set forth on
         SCHEDULE 9.6.5 of the Disclosure Schedule, WorldCrisa does not have any Liability (and, to the Knowledge of Vitro there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against it giving rise to any Liability), except for (i) liabilities set forth in the audited WorldCrisa Financial Statements dated as of December 31, 1996, and (ii) liabilities that have arisen in the Ordinary Course of Business after the audited WorldCrisa Financial Statements dated as of December 31, 1996 (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand). None of the liabilities set forth in this SECTION 9.6.5(I) and (II) will have a Material Adverse Effect on the business of WorldCrisa. SCHEDULE 9.6.5 of the Disclosure Schedule also contains a list of all indebtedness of WorldCrisa in excess of US$10,000 as of March 31, 1997.

                  Section 9.6.6 PERMITS; COMPLIANCE. WorldCrisa is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and orders necessary to own, lease, and operate its properties and to carry on its business as it is now being conducted and currently proposed to be conducted (collectively, the "WORLDCRISA PERMITS"). There is no action or proceeding pending, and, to the Knowledge of Vitro, there is no action, proceeding, or investigation threatened, regarding suspension or cancellation of any of the WorldCrisa Permits. WorldCrisa is not in conflict with or in default or violation of (a) to the Knowledge of Vitro, any law applicable to WorldCrisa or by or to which any of its properties is bound or to which they may be subject or
         (b) any WorldCrisa Permits, other than a default or violation that will not have a Material Adverse Effect on the business of WorldCrisa. Prior to 1994, to the Knowledge of Vitro, WorldCrisa did not receive any written notice with respect to possible conflicts, defaults, or violations of laws from any governmental entity. Since 1994, WorldCrisa has not received any written notice with respect to possible conflicts, defaults, or violations of laws from any governmental entity.

                  Section 9.6.7 LITIGATION. SCHEDULE 9.6.7 of the Disclosure Schedule sets forth each instance in which WorldCrisa (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in SCHEDULE 9.6.7 of the Disclosure Schedule will result in any material liability to WorldCrisa. Except as set forth on SCHEDULE 9.6.7 to the Disclosure Schedule, Vitro has no Knowledge of any grounds for any such charge, complaint, action, suit, proceeding, hearing, or investigation to be brought or threatened against WorldCrisa.

                  Section 9.6.8  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                           (a) Set forth in SCHEDULE 9.6.8(A) to the Disclosure
         Schedule is a complete and correct list of all "employee benefit plans" (as defined in the Employee Retirement Income Security Act of 1984, as amended ("ERISA")), all plans or policies providing for "fringe benefits" (including, but not limited to, vacation, paid holidays, personal leave, employee discount, educational benefit, or similar programs), and each other bonus, incentive, compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy, or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated) applicable to each WorldCrisa employee, and any trust, escrow, or other agreement related thereto that (i) is or has been established, maintained, or contributed to by WorldCrisa or any ERISA Affiliate (as defined below) or with respect to which WorldCrisa or any ERISA Affiliate has any Liability, or (ii) provides benefits, or describes policies or procedures applicable, to any officer, employee, director, former officer, former employee, or former director of WorldCrisa or any ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an "EMPLOYEE PLAN," and collectively, the "EMPLOYEE PLANS"). For purposes of this SECTION 9.6.8, "ERISA AFFILIATE" means WorldCrisa and each Person or other trade or business, whether or not incorporated, that is or has been treated as a single employer or controlled group member with WorldCrisa pursuant to Code section 414 or ERISA section 4001.

                           (b) Except as set forth in SECTION 11.12, no written or oral representations have been made to any employee or officer or former employee or officer of WorldCrisa promising or guaranteeing any coverage under any employee welfare plan for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code section 4980B), and no Employee Plan provides benefits to any employee of WorldCrisa or any ERISA Affiliate or any employee's dependents after the employee terminates employment other than as required by law. The consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under Employee Plans) due to any employee, officer, former employee, or former officer of WorldCrisa.

                           (c) With respect to each Employee Plan, WorldCrisa has furnished to Libbey true, correct, and complete copies of (i) the plan documents and summary plan description; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the annual reports required to be filed for the two most recent plan years of each such Employee Plan; (iv) all related trust agreements, insurance contracts; or other funding agreements that implement such Employee Plan; and (v) all other documents, records, or other materials related thereto requested by Libbey.

                           (d) To the Knowledge of Vitro, neither WorldCrisa, nor any ERISA Affiliate, nor any plan fiduciary of any Employee Plan has engaged in any transaction in violation of section 408(a) or (b) of ERISA or any "prohibited transaction" (as defined in section 4985(c)(1) of the Code), that could subject WorldCrisa, any ERISA Affiliate, or any Libbey Party to any Taxes, penalties, or other liabilities resulting from such prohibited transaction. To the Knowledge of Vitro, no condition exists that would subject WorldCrisa, any ERISA Affiliate, or any Libbey Party to any excise Tax, penalty Tax, or fine related to any Employee Plan.

                           (e) There are no agreements that will or may provide payments to any officer, employee, stockholder, or highly compensated individual that will be "parachute payments" under Code section 280G that are nondeductible to WorldCrisa or subject to Tax under Code section 4999 for which WorldCrisa or any ERISA Affiliate would have withholding Liability.

                           (f) There is no Employee Plan that is or was subject to Part 3 of Title I of ERISA or Title IV of ERISA; each Employee Plan has been operated in all material respects in compliance with ERISA, the Code, and all other applicable laws; none of the Employee Plans is or was a "multiple employer plan" or "multiemployer plan" (as described or defined in ERISA or the Code), nor has WorldCrisa or any ERISA Affiliate ever contributed or been required to contribute to any such plan; there are no material unfunded liabilities existing under any Employee Plans; and each Employee Plan that has not been terminated could be terminated as of the Closing Date without any material Liability to any Libbey Party, WorldCrisa, or any ERISA Affiliate. All contributions required to be made to the Employee Plans have been made timely.

                           (g) Except as set forth on SCHEDULE 9.6.8(G) to the Disclosure Schedule, WorldCrisa is not a party to or bound by any severance agreements, programs, policies, plans, or arrangements, whether or not written. SCHEDULE 9.6.8(G) to the Disclosure Schedule sets forth, and WorldCrisa has provided to Libbey true and correct copies of, (i) all employment agreements with officers or employees of WorldCrisa; (ii) all agreements with consultants of WorldCrisa obligating WorldCrisa to make annual cash payments in an amount exceeding US$10,000; and (iii) all noncompetition agreements with WorldCrisa.

                           (h) WorldCrisa has not amended or taken any other action with respect to any of the Employee Plans or any of the plans, programs, agreements, policies, or other arrangements described in this
         SECTION 9.6.8 since December 31, 1996.

                  Section 9.6.9 [Intentionally Deleted].

                  Section 9.6.10 CERTAIN BUSINESS PRACTICES. Neither WorldCrisa nor, to the Knowledge of Vitro, any director, officer, agent, or employee of WorldCrisa has, since 1994 (a) used any funds on behalf of WorldCrisa for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made, under laws applicable to WorldCrisa at the time of payment, any unlawful payment on behalf of WorldCrisa to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1988, as amended; or (c) made, under laws applicable to WorldCrisa at the time of payment, any other unlawful payment on behalf of WorldCrisa.

                  Section 9.6.11 ENVIRONMENTAL MATTERS. Except for matters disclosed in SCHEDULE 9.6.11 to the Disclosure Schedule, (a) the operations and activities of WorldCrisa comply currently with, and have at all times complied with, all applicable Environmental Laws (as defined below); (b) WorldCrisa (or its properties or operations) is not subject to any existing, pending, or, to the Knowledge of Vitro, threatened action, suit, claim, investigation, inquiry, or proceeding by or before any governmental entity under any Environmental Law; (c) to the Knowledge of Vitro, there are no physical or environmental conditions existing on any property used by or resulting from WorldCrisa's operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations or other liabilities imposed under any Environmental Laws or that would affect the soil, groundwater, surface water, or human health; (d) to the Knowledge of Vitro, there has been no exposure of any person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances or any pollutant or contaminant into the environment, by WorldCrisa or in connection with its properties or operations; and (e) WorldCrisa has made available to Libbey all internal and external environmental audits and studies and all correspondence on environmental matters in the possession of WorldCrisa relating to any of the current or former properties or operations of WorldCrisa.

                  Section 9.6.12 INSURANCE. SCHEDULE 9.6.12 of the Disclosure Schedule sets forth a complete list of each insurance policy (including policies providing property, casualty, liability, automobile, and workers' compensation coverage and bond and surety, key man, group health, or life and other insurance policies and arrangements) to which WorldCrisa is a party, a named insured, or otherwise the beneficiary of coverage.

                  Section 9.6.13 REAL PROPERTY LEASES. SCHEDULE 9.6.13 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to WorldCrisa that are included in the WorldCrisa Assets. WorldCrisa has delivered to the Libbey Parties correct and complete copies of the leases and subleases listed in SCHEDULE 9.6.13 of the Disclosure Schedule. With respect to each lease and sublease listed in SCHEDULE 9.6.13 of the Disclosure Schedule: (a) the lease or sublease is legal, valid, binding, enforceable against the Vitro Parties, and in full force and effect, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, and other similar laws affecting generally creditors' rights; (b) no party to such lease or sublease is, to the Knowledge of Vitro, in breach or default, and, to the Knowledge of Vitro, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; (c) to the Knowledge of Vitro, no party to the lease or sublease has repudiated any provision thereof; (d) to the Knowledge of Vitro, there are no material disputes, oral agreements, or forbearance programs in effect involving WorldCrisa;

         (e) WorldCrisa has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities in the manner in which they are operated as at the Closing.

                  Section 9.6.14 INTELLECTUAL PROPERTY. SCHEDULE 9.6.14 to the Disclosure Schedule sets forth a complete and correct list of each patent, patent application, trademark (whether or not registered), trademark application, trade name, service mark, copyright, and other proprietary intellectual property (including, without limitation, proprietary computer software, whether in object or source form) owned or used by WorldCrisa that is part of the WorldCrisa Assets (the "WORLDCRISA INTELLECTUAL PROPERTY") specifically designating the WorldCrisa Intellectual Property that WorldCrisa has the exclusive right to use and, with respect to any licensed WorldCrisa Intellectual Property, the Person from which WorldCrisa obtained such right. WorldCrisa owns or has the right to use pursuant to license, sublicense, agreement, or permission all WorldCrisa Intellectual Property necessary for the operation of the WorldCrisa Assets as currently conducted. To the Knowledge of Vitro, the WorldCrisa Intellectual Property is valid and enforceable, and WorldCrisa has the right to use the WorldCrisa Intellectual Property. The current use by WorldCrisa of the WorldCrisa Intellectual Property does not infringe the rights of any Vitro Affiliate or, to the Knowledge of Vitro, any other Person, and no other Person is, to the Knowledge of Vitro, infringing the rights of WorldCrisa in any WorldCrisa Intellectual Property.

                  Section 9.6.15 MATERIAL CONTRACTS. SCHEDULE 9.6.15 of the Disclosure Schedule lists the following contracts, agreements, and other written arrangements to which WorldCrisa is a party and that are included in the WorldCrisa Assets: (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of US$10,000 per annum; (b) any written arrangements (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property or for the furnishing or receipt of services which either requires performance over a period of more than one year or involving the payment of more than US$10,000; (c) any written arrangement concerning or contemplating a partnership or joint venture; (d) any written arrangement (or group of related written arrangements) under which WorldCrisa has created, incurred, or assumed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than US$10,000 or under which it has imposed (or may impose) a security interest on any of its assets, tangible or intangible; (e) any written arrangement concerning confidentiality or non-competition; (f) any written arrangement involving Vitro and its Affiliates that is not the result of arms-length negotiations; (g) any written arrangement with any of its directors, officers, or key employees in the nature of an employment agreement, bonus agreement, profit sharing agreement, option agreement, deferred compensation agreement, consulting agreement, or severance agreement; (h) any collective bargaining agreement; (i) any written arrangement under which the consequences of default or termination will have a Material Adverse Effect on WorldCrisa; or (j) any other written arrangement (or group of related written arrangements) involving the payment by WorldCrisa of more than US$10,000 and not entered into the Ordinary Course of Business.

                  WorldCrisa has delivered to the Libbey Parties a correct and complete copy of each written arrangement listed in SCHEDULE 9.6.15 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement contains legal, valid, binding and enforceable obligations of WorldCrisa, and is in full force and effect, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws affecting generally creditors' rights; (ii) to the Knowledge of Vitro, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (iii) to the Knowledge of Vitro, no party has repudiated any provision of the written arrangement. WorldCrisa is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in SCHEDULE 9.6.15 of the Disclosure Schedule under the terms of this SECTION 9.6.15. No unfilled customer order or commitment obligating WorldCrisa to process, manufacture, or deliver products or perform services will result in a material loss to WorldCrisa upon completion of performance. No purchase order or commitment of WorldCrisa is materially in excess of normal requirements nor are the prices provided therein materially in excess of current market prices for the products or services to be provided thereunder. To the Knowledge of Vitro, no material supplier of WorldCrisa has indicated to WorldCrisa within the past year that it will stop, or decrease the rate of, supplying materials, products, or services to WorldCrisa and no material customer of WorldCrisa has indicated within the past year that it will stop, or decrease the rate of, buying materials, products, or services from WorldCrisa.

                  Section 9.6.16 EMPLOYEES. WorldCrisa has complied with all material legal requirements relating to the employment of labor, including, without limitation, provisions relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other Taxes. Except as set forth on SCHEDULE 9.6.16 of the Disclosure Schedule, WorldCrisa is not a party to or bound by any collective bargaining agreement, nor since January 1, 1997 has it experienced any strikes, grievances filed pursuant to a collective bargaining agreement, claims of unfair labor practice, or other collective bargaining disputes. Vitro has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of WorldCrisa.
         SCHEDULE 9.6.16 of the Disclosure Schedule contains (i) a list of all grievances, if any, filed pursuant to any collective bargaining agreement which is presently pending and which involves any employee at any facility of WorldCrisa, as well as a description and the status of each, (ii) a list of all unfair labor practice charges, if any, as well as a description and the status of each, filed prior to the date hereof with any governmental agency by or on behalf of any employee at any facility of WorldCrisa, and (iii) a list of all employee-related litigation, if any, including administrative proceedings, as well as a description and the status of each case, filed by or on behalf of any current employee at any facility of WorldCrisa.

                  Section 9.6.17 POWERS OF ATTORNEY. Except as set forth in
         SCHEDULE 9.6.17 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of WorldCrisa..

                  Section 9.6.18 PRODUCT WARRANTY. To the Knowledge of Vitro, no product manufactured, sold, leased, or delivered by WorldCrisa is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in
         SCHEDULE 9.6.18 of the Disclosure Schedule.

                  Section 9.6.19 PRODUCT LIABILITY. To the Knowledge of Vitro, WorldCrisa does not have any material Liability (and, to the Knowledge of Vitro, there is no basis for any present or future charges, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against WorldCrisa giving rise to any material Liability) arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by WorldCrisa, except as set forth in SCHEDULE
         9.6.19 of the Disclosure Schedule.

                  Section 9.6.20 GUARANTEES. Except as set forth on SCHEDULE
         9.6.20 of the Disclosure Schedule, WorldCrisa is not, in relation to the WorldCrisa Assets, a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other person that may involve the payment of more than US$10,000.

                  Section 9.6.21 CERTAIN BUSINESS RELATIONSHIPS. Except as otherwise disclosed in SCHEDULE 9.6.21 of the Disclosure Schedule, and except in their roles as shareholders, directors, officers, or employees of WorldCrisa, neither Vitro nor its Affiliates has been involved in any business arrangement or relationship with WorldCrisa within the past 12 months that is not the result of arms-length negotiations, and neither Vitro nor its Affiliates owns any property or right, tangible or intangible, which is used in the business of WorldCrisa.

                  Section 9.6.22 INVENTORY. The WorldCrisa Financial Statements reflect the fair market value of the inventory of WorldCrisa as of the date thereof, and WorldCrisa maintains adequate reserves to compensate for any loss in the event that any of the inventory is not merchantable, fit for the purpose for which it was procured or manufactured, slow-moving, obsolete, damaged, or defective. At Closing, WorldCrisa will add an additional $300,000 to its reserves for inventory, which sum is included in the additional funding of Long Term Debt set forth in SECTION 4.9.

                  Section 9.6.23 ASSETS AND OTHER PROPERTIES. Except for liens arising in the Ordinary Course of Business and properties and assets disposed of in the Ordinary Course of Business after the date of the WorldCrisa Financial Statements, WorldCrisa has good and marketable title, free and clear of all liens and adverse claims, to all of the WorldCrisa Assets, whether tangible or intangible, reflected in the WorldCrisa Financial Statements as being owned by WorldCrisa as of such date. All buildings and all fixtures, equipment, and other property and assets that are material to the business of WorldCrisa and a part of the WorldCrisa Assets are held under leases by WorldCrisa or under valid instruments enforceable by WorldCrisa in accordance with their respective terms. The properties and material equipment included in the WorldCrisa Assets (a) have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted, and (b) are adequate for the uses to which they are being put and, following the consummation of the transactions contemplated hereby, will have a sufficient capacity to conduct WorldCrisa business in the same manner as such business is presently being conducted.

                  Section 9.6.24 OWNED REAL PROPERTY OF WORLDCRISA. WorldCrisa does not own any real property.

                  Section 9.6.25 WORLDCRISA BANK ACCOUNTS. SCHEDULE 9.6.25 to the Disclosure Schedule lists all of the bank accounts, safe deposit boxes, and lock boxes of WorldCrisa (designating each authorized signer).

                  Section 9.6.26 NOTES AND ACCOUNTS RECEIVABLE. Except as otherwise disclosed on SCHEDULE 9.6.26 of the Disclosure Schedule, all notes receivable of WorldCrisa are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, and are presently current and collectible. The WorldCrisa Financial Statements accurately reflect the fair market value of the accounts receivable arising from the WorldCrisa Assets as of the date thereof, and WorldCrisa maintains adequate reserves to compensate for any loss in the event that any of the accounts receivable arising from the WorldCrisa Assets become subject to setoff, counterclaim, or are otherwise not collectible.

                  Section 9.6.27 INCLUSIVENESS OF ASSETS. Except as set forth on
         SCHEDULE 9.6.27 of the Disclosure Schedule, the WorldCrisa Assets, other than the WorldCrisa Excluded Assets, constitute all assets owned and used by WorldCrisa that are sufficient to run the business of WorldCrisa as currently being conducted.

         Section 9.7. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF VITRO REGARDING CRISA. Vitro hereby represents and warrants to each of the Libbey Parties that the statements contained in this SECTION 9.7 are true, correct, and complete as of the date of this Agreement and as of the Closing date as though made on and as of the Closing Date.

                  Section 9.7.1 CAPITALIZATION. SCHEDULE 9.7.1(A) of the Disclosure Schedule sets forth the entire authorized capital stock of Crisa (collectively, the "CRISA SHARES") immediately prior to Closing, including the number of Crisa Shares issued and outstanding and the number of Crisa Shares held in treasury. All of the issued and outstanding Crisa Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in SCHEDULE 9.7.1(B) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments providing for the issuance, disposition, or acquisition of any shares of capital stock of Crisa. Any options, warranties, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments listed in SCHEDULE 9.7.1(B) of the Disclosure Schedule shall be terminated prior to the Closing. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to Crisa. There are no agreements or other obligations (contingent or otherwise) that may require Crisa to repurchase or otherwise acquire any shares of its capital stock. Except as contemplated by this Agreement, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of Crisa.

                  Section 9.7.2 FINANCIAL STATEMENTS. Prior to Closing, Crisa will have delivered to the Libbey Parties true, correct, and complete copies of the following financial statements (collectively the "CRISA FINANCIAL STATEMENTS"): audited financial statements for the fiscal year ended December 31, 1994, unaudited financial statements for the fiscal years ended December 31, 1995, and 1996, including balance sheets and statements of income, cash flows, and changes in stockholders' equity for such periods, and the unaudited financial statements of Crisa as of and for the six months ended June 30, 1997, including a balance sheet, statements of income, and statements of cash flow and stockholders' equity for such period. Prior to Closing, Crisa will furnish the Libbey Parties with unqualified audited financial statements for the fiscal year ended December 31, 1996, including balance sheets and statements of income, cash flows, and changes in stockholders' equity for such periods. The Crisa Financial Statements will have been prepared in accordance with U.S. GAAP, will contain adequate accruals for current expenses and liabilities, will present fairly, in all material respects, the financial condition and results of operation of Crisa as of the times and for the periods referred to therein, and will be consistent with the books and records of Crisa (which books and records are correct and complete). The Crisa Financial Statements covering the periods since December 31, 1995 will clearly identify and segregate the glass tableware and industrial products businesses of Crisa. At Libbey's request, Vitro will make every reasonable effort to secure from its independent auditors a comfort letter prepared in accordance with SAS No. 72 with respect to the financial matters of Crisa.

                  Section 9.7.3 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as contemplated by this Agreement or as set forth on SCHEDULE 9.7.3 of the Disclosure Schedule, since December 31, 1996, there has not been a change, effect, or condition that, individually or when taken together with all such other changes, effects, or conditions, would be materially adverse to the Crisa Assets, except for published general economic and other market conditions.

                  Section 9.7.4 SUBSIDIARIES. Crisa does not own any Subsidiaries.

                  Section 9.7.5 UNDISCLOSED LIABILITIES. Except as set forth on
         SCHEDULE 9.7.5 of the Disclosure Schedule, Crisa does not have any Liability (and, to the Knowledge of Vitro, there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against it giving rise to any Liability), except for (i) liabilities set forth in the audited Crisa Financial Statements dated as of December 31, 1996, and (ii) liabilities that have arisen in the Ordinary Course of Business after the audited


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


         Crisa Financial Statements dated as of December 31, 1996 (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand). None of the liabilities set forth in this SECTION 9.7.5(I) or
         (II) above will have a Material Adverse Effect on the Crisa Assets.
         SCHEDULE 9.7.5 of the Disclosure Schedule also contains a list of all indebtedness of Crisa in excess of US$10,000 as of March 31, 1997.

                  Section 9.7.6 PERMITS; COMPLIANCE. Crisa is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and orders necessary to own, lease, and operate the Crisa Assets as they are currently being operated (collectively, the "CRISA PERMITS"). There is no action or proceeding pending, and, to the Knowledge of Vitro, there is no action, proceeding, or investigation threatened, regarding suspension or cancellation of any of the Crisa Permits. Crisa is not in conflict with or in default or violation of (a) to the Knowledge of Vitro, any law applicable to Crisa or by or to which any of its properties is bound or to which they may be subject or (b) any Crisa Permits, other than a default or violation that will not have a Material Adverse Effect on the Crisa Assets. Prior to 1992, to the Knowledge of Vitro, Crisa did not receive any written notice with respect to possible conflicts, defaults, or violations of laws from any governmental entity. Since 1992, Crisa has not received any written notice with respect to possible conflicts, defaults, or violations of laws from any governmental entity.

                  Section 9.7.7 LITIGATION. SCHEDULE 9.7.7 of the Disclosure Schedule sets forth each instance in which Crisa (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in SCHEDULE 9.7.7 of the Disclosure Schedule will result in any material liability to Crisa. Vitro has no Knowledge of any grounds for any such charge, complaint, action, suit, proceeding, hearing, or investigation to be brought or threatened against Crisa.

                  Section 9.7.8 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                           (a) Set forth in SCHEDULE 9.7.8(A) to the Disclosure
         Schedule is a complete and correct list of all "employee benefit plans" (as defined in the Employee Retirement Income Security Act of 1984, as amended ("ERISA")), all plans or policies providing for "fringe benefits" (including, but not limited to, vacation, paid holidays, personal leave, employee discount, educational benefit, or similar programs), and each other bonus, incentive, compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy, or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated) applicable to each Crisa employee, and any trust, escrow, or other agreement related thereto that (i) is or has been established, maintained, or contributed to by Crisa or any ERISA Affiliate (as defined below) or with respect to which Crisa or any ERISA Affiliate has any Liability, or (ii) provides benefits, or describes policies or procedures applicable, to any officer, employee, director, former officer, former employee, or former director of Crisa or any ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an "EMPLOYEE PLAN," and collectively, the "EMPLOYEE PLANS"). For purposes of this SECTION 9.7.8, "ERISA AFFILIATE" means Crisa and each Person or other trade or business, whether or not incorporated, that is or has been treated as a single employer or controlled group member with Crisa pursuant to Code section 414 or ERISA section 4001.

                           (b) Except as set forth in SECTION 11.12, no written or oral representations have been made to any employee or officer or former employee or officer of Crisa promising or guaranteeing any coverage under any employee welfare plan for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code section 4980B), and no Employee Plan provides benefits to any employee of Crisa or any ERISA Affiliate or any employee's dependents after the employee terminates employment other than as required by law. The consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under Employee Plans) due to any employee, officer, former employee, or former officer of Crisa.

                           (c) With respect to each Employee Plan, Crisa has furnished to Libbey true, correct, and complete copies of (i) the plan documents and summary plan description; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the annual reports required to be filed for the two most recent plan years of each such Employee Plan; (iv) all related trust agreements, insurance contracts; or other funding agreements that implement such Employee Plan; and (v) all other documents, records, or other materials related thereto requested by Libbey.

                           (d) To the Knowledge of Vitro, neither Vitro and Crisa, nor any ERISA Affiliate, nor any plan fiduciary of any Employee Plan has engaged in any transaction in violation of section 408(a) or
         (b) of ERISA or any "prohibited transaction" (as defined in section 4985(c)(1) of the Code), that could subject Crisa, any ERISA Affiliate, or any Libbey Party to any Taxes, penalties, or other liabilities resulting from such prohibited transaction. To the Knowledge of Vitro, no condition exists that would subject Crisa, any ERISA Affiliate, or any Libbey Party to any excise Tax, penalty Tax, or fine related to any Employee Plan.

                           (e) There are no agreements that will or may provide payments to any officer, employee, stockholder, or highly compensated individual that will be "parachute payments" under Code section 280G that are nondeductible to Crisa or subject to Tax under Code section 4999 for which Crisa or any ERISA Affiliate would have withholding Liability.

                           (f) There is no Employee Plan that is or was subject to Part 3 of Title I of ERISA or Title IV of ERISA; each Employee Plan has been operated in all material respects in compliance with ERISA, the Code, and all other applicable laws; none of the Employee Plans is or was a "multiple employer plan" or "multiemployer plan" (as described or defined in ERISA or the Code), nor has Crisa or any ERISA Affiliate ever contributed or been required to contribute to any such plan; there are no material unfunded liabilities existing under any Employee Plans; and each Employee Plan that has not been terminated could be terminated as of the Closing Date without any material Liability to any Libbey Party, Crisa, or any ERISA Affiliate. All contributions required to be made to the Employee Plans have been made timely.

                           (g) Except as set forth on SCHEDULE 9.7.8(G) to the Disclosure Schedule, Crisa is not a party to or bound by any severance agreements, programs, policies, plans, or arrangements, whether or not written. SCHEDULE 9.7.8(G) to the Disclosure Schedule sets forth, and Crisa has provided to Libbey true and correct copies of, (i) all employment agreements with officers or employees of Crisa; (ii) all agreements with consultants of Crisa obligating Crisa to make annual cash payments in an amount exceeding US$10,000; and (iii) all noncompetition agreements with Crisa.

                           (h) Crisa has not amended or taken any other action with respect to any of the Employee Plans or any of the plans, programs, agreements, policies, or other arrangements described in this
         SECTION 9.7.8 since December 31, 1996.

                  Section 9.7.9 [Intentionally Deleted]

                  Section 9.7.10 CERTAIN BUSINESS PRACTICES. Neither Crisa nor, to the Knowledge of Vitro, any director, officer, agent, or employee of Crisa has (a) used any funds on behalf of Crisa for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made, under laws applicable to Crisa at the time of payment, any unlawful payment on behalf of Crisa to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1988, as amended; or (c) made, under laws applicable to Crisa at the time of payment, any other unlawful payment on behalf of Crisa.

                  Section 9.7.11 ENVIRONMENTAL MATTERS. Except for matters disclosed in SCHEDULE 9.7.11 to the Disclosure Schedule, (a) the operations and activities of Crisa comply currently with, and have at all times complied with, all applicable Environmental Laws; (b) Crisa (or its properties or operations) is not subject to any existing, pending, or, to the Knowledge of Vitro, threatened action, suit, claim, investigation, inquiry, or proceeding by or before any governmental entity under any Environmental Law; (c) to the knowledge of Vitro, there are no physical or environmental conditions existing on any property used by Crisa or resulting from Crisa's operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations or other liabilities imposed under any Environmental Laws or that would affect the soil, groundwater, surface water, or human health; (d) to the Knowledge of Vitro, there has been no exposure of any person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances or any pollutant or contaminant into the environment, by Crisa or in connection with its properties or operations; and (e) Crisa has made available to Libbey all internal and external environmental audits and studies and all correspondence on environmental matters in the possession of Crisa relating to any of the current or former properties or operations of Crisa.

                  Section 9.7.12 INSURANCE. SCHEDULE 9.7.12 of the Disclosure Schedule sets forth a complete list with respect to each insurance policy (including policies providing property, casualty, liability, automobile, and workers' compensation coverage and bond and surety, key man, group health, or life and other insurance policies and arrangements) to which Crisa is a party, a named insured, or otherwise the beneficiary of coverage. Crisa has delivered to the Libbey Parties correct and complete copies of the insurance policies listed on
         SCHEDULE 9.7.12 to the Disclosure Schedule.

                  With respect to each such insurance policy: (i) the policy is legal, valid, binding, and enforceable and in full force and effect;
         (ii) neither Crisa nor, to the Knowledge of Vitro, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration, under the policy; and (iii) to the Knowledge of Vitro, no party to the policy has repudiated any provision thereof. SCHEDULE
         9.7.12 of the Disclosure Schedule describes any self-insurance arrangements affecting Crisa.

                  Section 9.7.13 REAL PROPERTY LEASES. SCHEDULE 9.7.13 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to Crisa that are included in the Crisa Assets. Crisa has delivered to the Libbey Parties correct and complete copies of the leases and subleases listed in SCHEDULE 9.7.13 of the Disclosure Schedule. With respect to each lease and sublease listed in SCHEDULE
         9.7.13 of the Disclosure Schedule: (a) the lease or sublease is legal, valid, binding, enforceable against the Vitro Parties, and in full force and effect, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, and other similar laws affecting generally creditors' rights; (b) no party to such lease or sublease is, to the Knowledge of Vitro, in breach or default, and, to the Knowledge of Vitro, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; (c) to the Knowledge of Vitro, no party to the lease or sublease has repudiated any provision thereof; (d) to the Knowledge of Vitro, there are no material disputes, oral agreements, or forbearance programs in effect involving Crisa; (e) Crisa has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and
         (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities in the manner in which they are operated as at the Closing.



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


                  Section 9.7.14 INTELLECTUAL PROPERTY. SCHEDULE 9.7.14 to the Disclosure Schedule sets forth a complete and correct list of each patent, patent application, trademark (whether or not registered), trademark application, trade name, service mark, copyright, and other proprietary intellectual property (including, without limitation, proprietary computer software, whether in object or source form) owned or used by Crisa (the "CRISA INTELLECTUAL PROPERTY") specifically designating the Crisa Intellectual Property that Crisa has the exclusive right to use and, with respect to any licensed Crisa Intellectual Property, the Person from which Crisa obtained such right. Crisa owns or has the right to use pursuant to license, sublicense, agreement, or permission all Crisa Intellectual Property necessary for the operation of the Crisa Assets. To the Knowledge of Vitro, the Crisa Intellectual Property is valid and enforceable, and Crisa has the right to use the Crisa Intellectual Property. The current use by Crisa of the Crisa Intellectual Property does not infringe the rights of any Vitro Affiliate or, to the Knowledge of Vitro, any other Person, and, to the Knowledge of Vitro, no other Person is infringing the rights of the Company in any Crisa Intellectual Property.

                  Section 9.7.15 MATERIAL CONTRACTS. SCHEDULE 9.7.15 of the Disclosure Schedule lists the following contracts, agreements, and other written arrangements to which Crisa is a party and that relates to the Crisa Assets: (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of US$10,000 per annum; (b) any written arrangements (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property or for the furnishing or receipt of services which either requires performance over a period of more than one year or involving the payment of more than the sum of US$10,000; (c) any written arrangement concerning or contemplating a partnership or joint venture; (d) any written arrangement (or group of related written arrangements) under which Crisa has created, incurred, or assumed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than US$10,000 or under which it has imposed (or may impose) a security interest on any of its assets, tangible or intangible; (e) any written arrangement concerning confidentiality or non-competition; (f) any written arrangement involving Vitro and its Affiliates that is not the result of arms-length negotiations; (g) any written arrangement with any of its directors, officers, or key employees in the nature of an employment agreement, bonus agreement, profit sharing agreement, option agreement, deferred compensation agreement, consulting agreement, or severance agreement; (h) any collective bargaining agreement; (i) any written arrangement under which the consequences of default or termination will have a Material Adverse Effect on Crisa; or (j) any other written arrangement (or group of related written arrangements) involving the payment by Crisa of more than US$10,000 and not entered into the Ordinary Course of Business.

                  Crisa has delivered to the Libbey Parties a correct and complete copy of each written arrangement listed in SCHEDULE 9.7.15 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement contains legal, valid, binding, and enforceable obligations to Crisa and is in full force and effect, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, and other similar laws affecting generally creditors' rights; (ii) to the Knowledge of Vitro, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (iii) to the Knowledge of Vitro, no party has repudiated any provision of the written arrangement. Crisa is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in SCHEDULE 9.7.15 of the Disclosure Schedule under the terms of this SECTION 9.7.15. No unfilled customer order or commitment obligating Crisa to process, manufacture, or deliver products or perform services will result in a material loss to Crisa upon completion of performance. No purchase order or commitment of Crisa is materially in excess of normal requirements nor are the prices provided therein materially in excess of current market prices for the products or services to be provided thereunder. To the Knowledge of Vitro, no material supplier of Crisa has indicated to Crisa within the past year that it will stop, or decrease the rate of, supplying materials, products, or services to Crisa and no material customer of Crisa has indicated within the past year that it will stop, or decrease the rate of, buying materials, products, or services from Crisa.

                  Section 9.7.16 EMPLOYEES. To the Knowledge of Vitro, no key employee has any plans to terminate or modify his or her employment with Crisa. Crisa has complied with all material legal requirements relating to the employment of labor, including, without limitation, provisions relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other Taxes. Except as set forth on SCHEDULE 9.7.16 to the Disclosure Schedule, Crisa is not a party to or bound by any collective bargaining agreement, nor since January 1, 1997 has it experienced any strikes, grievances filed pursuant to a collective bargaining agreement, claims of unfair labor practice, or other collective bargaining disputes. Neither Vitro nor Crisa has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Crisa. SCHEDULE 9.7.16 of the Disclosure Schedule contains
         (i) a list of all grievances, if any, filed pursuant to any collective bargaining agreement which is presently pending and which involves any employee at any facility of Crisa, as well as a description and the status of each, (ii) a list of all unfair labor practice charges, if any, as well as a description and the status of each, filed prior to the date hereof with any governmental agency by or on behalf of any employee at any facility of Crisa, and (iii) a list of all employee-related litigation, if any, including administrative proceedings, as well as a description and the status of each case, filed by or on behalf of any current employee at any facility of Crisa.

                  Section 9.7.17 POWERS OF ATTORNEY. Except as set forth in
         SCHEDULE 9.7.17 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of Crisa.

                  Section 9.7.18 PRODUCT WARRANTY. To the Knowledge of Vitro, no product manufactured, sold, leased, or delivered by Crisa is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in SCHEDULE 9.7.18 of the Disclosure Schedule.

                  Section 9.7.19 PRODUCT LIABILITY. To the Knowledge of Vitro, Crisa does not have any material Liability (and, to the Knowledge of Vitro, there is no basis for any present or future charges, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Crisa giving rise to any material Liability) arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Crisa, except as set forth in SCHEDULE 9.7.19 to the Disclosure Schedule.

                  Section 9.7.20 GUARANTEES. Except as set forth on SCHEDULE
         9.7.20 of the Disclosure Schedule, Crisa is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other person that may involve the payment of more than US$10,000.

                  Section 9.7.21 CERTAIN BUSINESS RELATIONSHIPS. Except as otherwise disclosed in SCHEDULE 9.7.21 of the Disclosure Schedule, and except in their roles as shareholders, directors, officers, or employees of Crisa, neither Vitro nor its Affiliates has been involved in any business arrangement or relationship with Crisa within the past 12 months that is not the result of arms-length negotiations, and neither Vitro nor its Affiliates owns any property or right, tangible or intangible, which is used in the business of Crisa.

                  Section 9.7.22 INVENTORY. The Crisa Financial Statements reflect the fair market value of the inventory of Crisa as of the date thereof, and Crisa maintains adequate reserves to compensate for any loss in the event that any of the inventory is not merchantable, fit for the purpose for which it was procured, slow-moving, obsolete, damaged, or defective.

                  Section 9.7.23 ASSETS AND OTHER PROPERTIES. Except for liens arising in the Ordinary Course of Business and properties and assets disposed of in the Ordinary Course of Business after the date of the Crisa Financial Statements, Crisa has good and marketable title, free and clear of all liens and adverse claims, to all of the Crisa Assets reflected in the Crisa Financial Statements as being owned by Crisa as of such date. All buildings and all fixtures, equipment, and other property and assets that are material to the Crisa Assets are held under leases by Crisa or under valid instruments enforceable by Crisa in accordance with their respective terms. The properties and material equipment of Crisa (a) have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted, and (b) are adequate for the uses to which they are being put.

                  Section 9.7.24 OWNED REAL PROPERTY OF CRISA. Crisa does not own any real property.

                  Section 9.7.25 CRISA BANK ACCOUNTS. SCHEDULE 9.7.25 to the Disclosure Schedule lists all of the bank accounts, safe deposit boxes, and lock boxes of Crisa (designating each authorized signer).

                  Section 9.7.26 NOTES AND ACCOUNTS RECEIVABLE. Except as otherwise disclosed on SCHEDULE 9.7.26 of the Disclosure Schedule, all notes receivable of Crisa are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, and are presently current and collectible. The Crisa Financial Statements reflect the fair market value of the accounts receivable of Crisa as of the date thereof, and Crisa maintains adequate reserves to compensate for any loss in the event that any of the accounts receivable become subject to setoff, counterclaim, or are otherwise not collectible.

                                    ARTICLE X

              REPRESENTATIONS AND WARRANTIES OF THE LIBBEY PARTIES

         Section 10.1. REPRESENTATIONS AND WARRANTIES OF LIBBEY REGARDING EACH OF THE LIBBEY PARTIES. Libbey hereby represents and warrants to each of the Vitro Parties that the statements contained in this SECTION 10.1 are true, correct, and complete as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  Section 10.1.1 ORGANIZATION. Each Libbey Party is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of formation.

                  Section 10.1.2 AUTHORIZATION. Each Libbey Party has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of the Libbey Parties, and this Agreement constitutes, and each of the Ancillary Agreements to which it is a party upon execution and delivery will constitute, the valid and legally binding obligation of each such Libbey Party, enforceable in accordance with their respective terms and conditions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, and other similar laws generally affecting the enforcement of creditors' rights. Except as set forth on SCHEDULE 10.1.2 of the Disclosure Schedule, none of the Libbey Parties is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

                  Section 10.1.3 NO CONFLICT. Except as set forth on SCHEDULE
         10.1.3 of the Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements by each Libbey Party to which it is a party thereto do not, and the consummation of the transactions hereby and thereby will not, (a) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which such Libbey Party is subject or any provision of its certificate of incorporation or bylaws, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which such Libbey Party is a party or by which it is bound or to which any of its assets is subject.

                  Section 10.1.4 NO BROKERS. No broker, finder, agent, or investment banker is entitled to any brokerage or other fee or commitment in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Libbey Parties for which any of the Vitro Parties could become liable or obligated.

                  Section 10.1.5 TECHNOLOGICAL ASSISTANCE. SCHEDULE 10.1.5 of the Disclosure Schedule is a true, correct, and complete list of all written technological assistance agreements for the provision of technological assistance by any Libbey Party to any Person in Central America or South America.

         Section 10.2. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF LIBBEY. Libbey represents and warrants to the Vitro Parties that the statements contained in this SECTION 10.2 are true, correct, and complete as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  Section 10.2.1 OWNERSHIP OF LIBBEY GLASS. Immediately prior to the Closing, Libbey holds of record and owns beneficially the number of shares of capital stock of Libbey Glass as set forth in SCHEDULE 10.2.1 of the Disclosure Schedule, free and clear of any restrictions on transfer, claims, Taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities, and demands, which shares constitute all of the issued and outstanding shares of capital stock of Libbey Glass. Libbey is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of Libbey Glass, and Libbey is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Libbey Glass.

         Section 10.3. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF LIBBEY REGARDING LIBBEY GLASS. Libbey represents and warrants to the Vitro Parties that the statements contained in this SECTION 10.3 are true, correct, and complete as of the date of this Agreement and as of the Closing Date as though on and as of the Closing Date.

                  Section 10.3.1 OWNERSHIP OF LGA 2, LGA 3, AND LGA 4. Immediately prior to the Closing, Libbey Glass holds of record and owns beneficially the number of shares of capital stock of LGA 2, LGA 3, and LGA 4 as set forth in SCHEDULE 10.3.1 of the Disclosure Schedule, free and clear of any restrictions on transfer, claims, Taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities, and demands, which shares constitute all of the issued and outstanding shares of capital stock of LGA 2, LGA 3, and LGA 4, respectively. Libbey Glass is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of LGA 2, LGA 3, and LGA 4, respectively, and Libbey Glass is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of LGA 2, LGA 3, and LGA 4.

                                   ARTICLE XI

                                GENERAL COVENANTS

         Vitro and Libbey covenant and agree to cause each Vitro Party and each Libbey Party, respectively, to do the following:

         Section 11.1. PUBLICITY. Each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. None of the parties will issue or make, or allow to have issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable legal or stock exchange requirements. Without the prior consent of the other parties to this Agreement and except as specifically contemplated by this Agreement, no party will, prior to Closing, contact the employees, vendors, clients, or customers of the other parties to this Agreement.

         Section 11.2. BEST EFFORTS. Each of the parties will use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement.

         Section 11.3. APPROVALS AND CONSENTS. Each party to this Agreement will use its reasonable best efforts to obtain all consents, approvals, and authorizations required from any government, governmental agency, and any other third party that are necessary for the consummation of the transactions contemplated by this Agreement. Each party will cooperate with any other party hereto to the extent required to obtain any consent, approval, or authorization.

         Section 11.4. FURTHER ASSURANCES. Each party to this Agreement will promptly furnish to each other party hereto all such documents and information, and will take all such other reasonable steps, as may be required to effectuate the transactions contemplated by this Agreement or as may be otherwise reasonably requested from such other party in connection herewith.

         In addition to and without limiting the foregoing, the Libbey Parties and the Vitro Parties will, without charge, provide the Vitro Parties and the Libbey Parties, respectively, with such cooperation and information as reasonably requested for the filing of any Tax Return, amended

Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers, and documents relating to rulings or other determinations by Tax authorities, as well as all original source documents related to operations. Each of the Libbey Parties and the Vitro Parties shall retain all Tax Returns, schedules and work papers, records, and other documents in its possession relating to Tax matters regarding the WorldCrisa Assets and Crisa Assets for each taxable period first ending after the date hereof and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (without extension) for such Tax Returns. Any information obtained under this SECTION
11.4 shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

         Section 11.5. CONFIDENTIALITY. If this Agreement is terminated pursuant to ARTICLE XIV, the confidentiality of any nonpublic data or information received by any party hereto regarding the business, operations, assets, and properties of another party hereto shall be governed by the Confidentiality Agreement dated May 28, 1996 by and between Vitro and Libbey. If this Agreement is not terminated, after the Closing, each of the parties will permit the other parties to use such financial information of the other parties as is required by law in registration statements or other filings prepared under and in accordance with the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, provided that the party disclosing such information shall notify the other parties prior to such disclosure.

         Section 11.6. EXCLUSIVITY. From the date of this Agreement until Closing, Vitro will not, and Vitro will not cause or permit any Vitro Party to, solicit, initiate, or encourage the submission of any proposal from any person relating to any (a) liquidation, dissolution, or recapitalization, (b) merger or consolidation, (c) acquisition or purchase of securities or assets by Vitrocrisa, VC Holding, Crisa, or WorldCrisa outside the Ordinary Course of Business, or (d) other similar transactions or business combinations involving any of the Vitro Parties.

         Section 11.7. ACCESS AND INFORMATION. From the date of this Agreement until Closing, Vitro will permit, and Vitro will cause each Vitro Party to permit, Libbey and its employees, agents, and accounting and legal representatives to have access at reasonable times to books, records, invoices, contracts, leases, Tax records, key personnel, independent accountants, facilities, premises, equipment, and other things reasonably related to the business of any Vitro Party (other than Vitro).

         Section 11.8. SUPPLEMENTAL DISCLOSURE. Each party to this Agreement will promptly supplement or amend each of the Disclosure Schedules with respect to any matter that arises or is discovered after the date of this Agreement and prior to Closing that, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Disclosure Schedule; provided that, for purposes of determining the rights and obligations of the parties under this Agreement, any such supplemental or amended disclosure will not be deemed to have been disclosed unless the non-disclosing parties expressly consent in writing.

         Section 11.9. INFORMATION FOR FILINGS. The Vitro Parties and the Libbey Parties will furnish to each other all information as is required for the inclusion in any application or filing made by such party to any governmental agency in connection with the transactions contemplated by this Agreement.

         Section 11.10. TRANSACTION COSTS. Vitro and Libbey will pay all attorneys', accountants', finders', brokers', investment banking, and other fees, costs, and expenses incurred by the Vitro Parties and the Libbey Parties, respectively, in connection with the preparation, negotiation, execution, and performance of this Agreement, the Ancillary Agreements, and the transactions contemplated hereby and thereby, subject to the provisions of SECTION 14.3; provided, however, that (a) Libbey will pay all auditors' fees, costs, and expenses incurred by the Vitro Parties in connection with the preparation of the comfort letter for Vitrocrisa as set forth in SECTIONS 9.3.3 and 9.5.2, respectively; and (b) Vitro will pay all fees, costs, and expenses incurred by the Vitro Parties in connection with the preparation of the VC Holding Financial Statements, the versions of the VC Holding Financial Statements prepared in accordance with U.S. GAAP pursuant to SECTION 9.3.3, the Vitrocrisa Financial Statements, the versions of the Vitrocrisa Financial Statements prepared in accordance with U.S. GAAP pursuant to SECTION 9.5.2, the WorldCrisa Financial Statements, the Crisa Financial Statements, and the comfort letters for WorldCrisa and Crisa as set forth in Sections 9.6.2 and 9.7.2, respectively.

         Section 11.11. REVISED ESTATUTOS. Prior to or at Closing, Libbey and Vitro will cause the VC Holding Revised Estatutos and Vitrocrisa Revised Estatutos, substantially in the form of EXHIBIT A and EXHIBIT B, respectively, to be filed before a Notary Public in Monterrey, Nuevo Leon, Mexico.

         Section 11.12. CRISA AND WORLDCRISA EMPLOYEES. LGA 2 covenants and agrees to offer employment to the employees of Crisa and WorldCrisa listed on
SCHEDULE 11.12(A) to the Disclosure Schedule on substantially the same terms as such Crisa and WorldCrisa employees are employed immediately prior to Closing. Crisa and WorldCrisa employees not listed on SCHEDULE 11.12(A) to the Disclosure Schedule will not be offered employment by LGA 2, and Crisa and WorldCrisa, respectively, shall remain fully liable for any and all obligations relating to such employees, except LGA 2 shall contribute an amount equal to fifty percent (50%) for the three month salary continuation of the management employees listed on SCHEDULE 11.12(B) to the Disclosure Schedule and for the one month salary continuation for other employees listed on SCHEDULE 11.12(C) to the Disclosure Schedule. Libbey acknowledges that no Vitro Party will assume any additional liability in the event that any of the Crisa and WorldCrisa employees listed on
SCHEDULE 11.12(A) to the Disclosure Schedule do not accept the offer of employment from LGA 2. Vitro will be completely liable for the payment of any severance arrangement or other obligation arising between WorldCrisa and Raul F. Herrero. Vitro will be liable for the payment of any severance arrangement or other obligation arising between WorldCrisa and Crisa and Roberto M. Garcia and Thomas J. Kerekes up to an amount equal to six months salary for each employee of which Libbey will contribute an amount equal to fifty percent (50%) of such obligation, and Vitro will be fully liable for any severance arrangement or other obligation in excess of six months' salary for each such employee. By execution of this Agreement, Vitrocrisa hereby consents to LGA 2 offering employment to the individuals listed on SCHEDULE 11.12(A) to the Disclosure Schedule who are currently employed by Vitrocrisa.

         Section 11.13. TERMINATION OF CONSULTING CONTRACTS. Prior to Closing, WorldCrisa will terminate all consulting, representative, agency, and other similar agreements with Don Gordon, Vincent Petrini, and Frederico Herrera, and WorldCrisa shall remain fully liable for any and all obligations arising under such consulting agreements. Vitro acknowledges that no Libbey Party will assume any liability arising under such agreements.

                                   ARTICLE XII

         SPECIFIC COVENANTS OF THE VITRO PARTIES AND THE LIBBEY PARTIES

         Section 12.1. COVENANTS OF THE VITRO PARTIES. Vitro hereby covenants and agrees that, prior to Closing, unless otherwise expressly contemplated by this Agreement or consented to in writing by Libbey, it will cause each Vitro Party to do the following:

                  Section 12.1.1 OPERATION OF BUSINESS. From the date of this Agreement until Closing, Vitro will cause each of the Vitro Parties (other than Vitro), (a) to operate in the Ordinary Course of Business and consistent with past practices and use their best efforts to preserve the goodwill of the Vitro Parties and of their respective employees, customers, suppliers, governmental entities, and others having business dealings with such Vitro Party; (b) not to engage in any transaction outside the Ordinary Course of Business, including, without limitation, by making any material expenditure, investment, or commitment or entering into any material agreement or arrangement of any kind; (c) to maintain all insurance policies and all Permits that are required by each respective company to carry on its business; (d) not to increase the compensation payable to or to become payable to any stockholder, director, or officer of each respective company; (e) not to grant any severance or termination pay (other than pursuant to the normal severance policy of such company) to, or enter into or amend any employment or severance agreement with, any stockholder, director, officer, or employee of such company; (f) not to establish, adopt, or enter into any employee benefit plan or arrangement; (g) not to acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any entity or division thereof or otherwise acquire or agree to acquire any assets of any other business or entity (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business and consistent with past practice); (h) release any third party from its obligations or grant any consent under any existing noncompetition, confidentiality, or other agreement, or fail to fully enforce any such agreement; or (i) not to adopt or propose to adopt any amendments to its articles of incorporation, estatutos, bylaws, or other similar organizational documents.

                  Section 12.1.2 CAPITAL STOCK OF THE VITRO PARTIES. From the date of this Agreement until Closing and except as otherwise contemplated by this Agreement, Vitro will cause each of the Vitro Parties (other than Vitro) not to (a) declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock; (b) redeem, purchase, or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (c) effect any reorganization or recapitalization; (d) split, combine, or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (e) issue, deliver, award, grant, or sell, or authorize or propose the issuance, delivery, award, grant, or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges, or other encumbrances) of, any shares of any class of its capital stock or other securities (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares or other securities, or any rights, warrants, or options to acquire any such shares or other securities.

                  Section 12.1.3 ASSETS OF THE VITRO PARTIES. From the date of this Agreement until Closing, Vitro will cause each of the Vitro Parties (other than Vitro) not to sell, lease, exchange, mortgage, pledge, transfer, or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer, or otherwise dispose of, any of its material assets or any interest therein, except for dispositions of inventories and of assets in the Ordinary Course of Business and consistent with past practice.

                  Section 12.1.4 EXECUTION OF AGREEMENTS. Vitro will execute and deliver at Closing, and will cause the appropriate Vitro Party to execute and deliver at Closing, the following agreements to which it is a party:

                  (a) Shareholders Agreement for Vitrocrisa, substantially in the form of EXHIBIT D;

                  (b) Resignation from each of the members and their alternates of the board of directors of Vitrocrisa;

                  (c) Shareholders Agreement for VC Holding, substantially in the form of EXHIBIT E;

                  (d) Resignation from each of the members and their alternates of the board of directors of VC Holding;

                  (e) Shareholders Agreement for Newco Finance, in a form to be mutually agreed upon by Libbey and Vitro;

                  (f) Limited Liability Company Agreement for Crisa II, in a form to be mutually agreed upon by Libbey and Vitro;

                  (g) Distribution Agreements, substantially in the form of EXHIBIT C-1 and EXHIBIT C-2;

                  (h) Covenant Not to Compete, substantially in the form of EXHIBIT F;

                  (i) License Agreement, which will permit Vitrocrisa to continue to use the Vitrocrisa Intellectual Property owned by Vitro or its Affiliates on substantially the same terms as of the date of this Agreement, in a form to be mutually agreed upon by Libbey and Vitro; and

                  (j) Transition Services Agreement, in a form to be mutually agreed upon by Libbey and Vitro.

                  Section 12.1.5 FULFILLMENT OF OBLIGATIONS. Vitro will cause each of the Vitro Parties (a) not to take or permit any action that would cause the conditions on the obligations of the parties to effect the transactions contemplated by this Agreement not to be fulfilled, including, without limitation, by taking or causing to be taken any action that would cause the representations and warranties made by Vitro regarding the Vitro Parties set forth in ARTICLE IX not to be true and correct; and (b) to take all reasonable steps to cause to be fulfilled the conditions precedent to the Libbey Parties' obligations to consummate the transactions contemplated by this Agreement that are dependent on the actions of the Vitro Parties.

                  Section 12.1.6 CHANGE OF WORLDCRISA NAME. Promptly after Closing, Vitro covenants and agrees to cause WorldCrisa, and WorldCrisa covenants and agrees, to take all steps required by Delaware law to change the name of WorldCrisa. In addition, Vitro covenants and agrees to cause WorldCrisa, and WorldCrisa covenants and agrees, to change the name of any WorldCrisa Subsidiary that uses the name "World Tableware" by the first anniversary of the Closing Date. In any event, at any time after Closing, neither Vitro nor an Affiliate of Vitro shall use the name "World Tableware" or the name "World" (either alone or in conjunction with another name) in connection with the operation of any business that is, at the time, in the same business as any Libbey Party; provided, however, that World Tableware International, Ltd. shall not be required to change its name so long as it does not operate a business under such name or under the name "World" (either alone or in conjunction with another name).


         Section 12.2. COVENANTS OF THE LIBBEY PARTIES. Libbey hereby covenants and agrees that, prior to Closing, unless otherwise expressly contemplated by this Agreement or consented to in writing by Vitro, it will cause each Libbey Party to do the following:

                  Section 12.2.1 EXECUTION OF AGREEMENTS. Libbey will execute and deliver at Closing, and will cause the appropriate Libbey Party to execute and deliver at Closing, the following agreements to which it is a party:

                  (a) Shareholders Agreement for Vitrocrisa, substantially in the form of EXHIBIT D;

                  (b) Shareholders Agreement for VC Holding, substantially in the form of EXHIBIT E;

                  (c) Shareholders Agreement for Newco Finance, in a form to be mutually agreed upon by Libbey and Vitro;

                  (d) Limited Liability Company Agreement of Crisa II, in a form to be mutually agreed upon by Libbey and Vitro;

                  (e) Distribution Agreements, substantially in the form of EXHIBIT C-1 and EXHIBIT C-2;

                  (f) Covenant Not to Compete, substantially in the form of EXHIBIT H; and

                  (g) Transition Services Agreement, in a form to be mutually agreed upon by Libbey and Vitro.

                  Section 12.2.2 FULFILLMENT OF OBLIGATIONS. Libbey will cause each of the Libbey Parties (a) not to take or permit any action that would cause the conditions on the obligations of the parties to effect the transactions contemplated by this Agreement not to be fulfilled, including, without limitation, by taking or causing to be taken any action that would cause the representations and warranties made by Libbey regarding the Libbey Parties set forth in ARTICLE X not to be true and correct; and (b) to take all reasonable steps to cause to be fulfilled the conditions precedent to the Vitro Parties' obligations to consummate the transactions contemplated by this Agreement that are dependent on the actions of the Libbey Parties.

                                  ARTICLE XIII

                               CLOSING CONDITIONS

         Section 13.1. CONDITIONS TO THE OBLIGATIONS OF THE VITRO PARTIES. The obligations of the Vitro Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to Closing of the following conditions, any or all of which may be waived in writing in the absolute discretion of the Vitro Parties, in whole or in part:

                  (a) Each of the representations and warranties of Libbey regarding each of the Libbey Parties, individually and collectively, contained in this Agreement must be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

                  (b) Each of the Libbey Parties must have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

                  (c) There must be no pending or threatened litigation in any court or any proceeding before or by any governmental entity against any of the parties to this Agreement to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby.

                  (d) All required contractual and governmental consents, approvals, and notifications must have been obtained or given, including, without limitation, required approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, required approvals from the Mexican Federal Competition Commission, and required notification to the Mexican Foreign Investment Registry.

                  (e) Each Libbey Party must execute and deliver the documents set forth in SECTION 12.2.1 to which it is a party.

                  (f) Vitro must have delivered a three year Initial Strategic Plan for Vitrocrisa which is mutually agreed to by both Vitro and Libbey.

                  (g) Libbey and Vitro must have agreed to the treatment of the welfare benefit plans and obligations of each party hereto with respect to the employees of WorldCrisa and Crisa who will be hired by LGA 2 at Closing.

                  (h) Each of the required opinions, certificates, agreements, and other documents required to be delivered under ARTICLE I, ARTICLE II, ARTICLE III,
                           ARTICLE IV, ARTICLE V, ARTICLE VI, ARTICLE VII,
                           ARTICLE VIII, and ARTICLE XII hereof must have been executed and delivered.

         Section 13.2. CONDITIONS TO OBLIGATIONS OF THE LIBBEY PARTIES. The obligations of the Libbey Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to Closing of the following conditions, any or all of which may be waived in writing in the absolute discretion of the Libbey Parties, in whole or in part:

                  (a) Each of the representations and warranties of Vitro regarding each of the Vitro Parties, individually and collectively, contained in this Agreement must be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

                  (b) Each of the Vitro Parties must have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

                  (c) There must be no pending or threatened litigation in any court or any proceeding before or by any governmental entity against any of the parties to this Agreement to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby.

                  (d) All required contractual and governmental consents, approvals, and notifications must have been obtained or given, including, without limitation, required approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, required approvals from the Mexican Federal Competition Commission, and required notification to the Mexican Foreign Investment Registry.

                  (e) Each Vitro Party must execute and deliver the documents set forth in SECTION 12.1.4 to which it is a party.

                  (f) Each of the required opinions, certificates, agreements, and other documents required to be delivered under ARTICLE I, ARTICLE II, ARTICLE III,
                           ARTICLE IV, ARTICLE V, ARTICLE VI, ARTICLE VII,
                           ARTICLE VIII, and ARTICLE XII hereof must have been executed and delivered.

                  (g) Vitro must obtain a written release from any and all lienholders holding security interests in the WorldCrisa Assets, including, without limitation, the Bank of New York with respect to the Bank of New York Loan and any and all liens held by the Bank of New York on the WorldCrisa Assets.

                  (h) Comfort letter from Vitro's independent auditors in the United States of America prepared in accordance with SAS No. 72 with respect to the financial matters of VC Holding, Vitrocrisa, WorldCrisa, and Crisa must have been executed and delivered to Libbey.

                  (i) Vitro must have delivered a three year Initial Strategic Plan for Vitrocrisa which is mutually agreed to by both Vitro and Libbey.

                  (j) Libbey and Vitro must have agreed to the treatment of the welfare benefit plans and obligations of each party hereto with respect to the employees of WorldCrisa and Crisa who will be hired by LGA 2 at Closing.

                  (k) Libbey must have agreed to the amount and calculation of the permitted dividend / payment as calculated in accordance with SCHEDULE 2.8 to the Disclosure Schedule.

                                   ARTICLE XIV

                                   TERMINATION

         Section 14.1. GROUNDS FOR TERMINATION. This Agreement and the transactions contemplated by this Agreement may be terminated and abandoned without need of prior judicial declaration (a) at any time prior to Closing by the mutual written consent of Libbey and Vitro, or (b) by either Libbey, on the one hand, or Vitro, on the other hand, if a condition to performance by the terminating party has not been satisfied or waived prior to December 31, 1997. Notwithstanding the foregoing clause (b), (i) Libbey may not terminate this Agreement if the event giving rise to its termination right results from one of the Libbey Parties' willful failure to perform or observe any of its respective covenants or agreements set forth in this Agreement or if one of the Libbey Parties is, at the time, in breach of this Agreement, and (ii) Vitro may not terminate this Agreement if the event giving rise to its termination right results from one of the Vitro Parties' willful failure to perform or observe any of its respective covenants or agreements set forth in this Agreement or if one of the Vitro Parties is, at the time, in breach of this Agreement.

         Section 14.2. POST-TERMINATION OBLIGATIONS. Upon the termination of this Agreement pursuant to SECTION 14.1, this Agreement will become void and of no further force and effect, except for the provisions of SECTION 11.1 (relating to publicity), SECTION 11.5 (relating to confidentiality), SECTION 11.10 (relating to expenses), SECTION 14.3 (relating to effect of termination),
ARTICLE XVI (relating to indemnification), SECTION 17.2 (relating to notices),
SECTION 17.6 (relating to choice of law), and SECTION 17.7 (relating to arbitration).

         Section 14.3. EFFECT OF TERMINATION.

                  (a) If this Agreement is terminated pursuant to SECTION 14.1 and not as a result of the breach by any party in any material respect of its representations and warranties herein or the negligent or willful failure of any party to perform its obligations hereunder, such termination shall be without Liability of any party to this Agreement or any shareholder, director, officer, manager, employee, agent, or representative of such party.

                  (b) If this Agreement is terminated as a result of a breach by one of the Libbey Parties in any material respect of its respective representations and warranties herein or the negligent or willful failure of any of them to perform their respective obligations hereunder, Libbey will be fully liable for any and all damages, costs, and expenses (including, but not limited to, reasonable attorneys' fees and court costs) thereby sustained or incurred by the Vitro Parties and their Affiliates, and Vitro will be entitled to reimbursement by Libbey for the Vitro Parties' respective out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement.

                  (c) If this Agreement is terminated as a result of a breach by one of the Vitro Parties in any material respect of their respective representations and warranties herein or the negligent or willful failure of any of them to perform their respective obligations hereunder, Vitro will be fully liable for any and all damages, costs, and expenses (including, but not limited to, reasonable attorneys' fees and court costs) thereby sustained or incurred by the Libbey Parties and their Affiliates, and Libbey will be entitled to reimbursement by Vitro for the Libbey Parties' respective out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement.

                                   ARTICLE XV

                                 INDEMNIFICATION

         Section 15.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         (a) Except as otherwise expressly provided in this SECTION 15.1, all of the representations and warranties of Vitro regarding each of the Vitro Parties contained in ARTICLE IX and of Libbey regarding each of the Libbey Parties contained in
                  ARTICLE X shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period ending on the thirtieth (30) day following the receipt by Libbey of audited Vitrocrisa Financial Statements for the fiscal year ended December 31, 1998.

         (b) Notwithstanding anything contained in SECTION 15.1(A) to the contrary, the following representations and warranties of Vitro shall survive the Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period ending on the sixtieth (60th) day following the expiration of the applicable statute of limitations for Claims based on or arising out of a breach of such representation and warranty: SECTION 9.3.6 (relating to the operation of VC Holding); SECTIONS 9.5.8, 9.6.8, and 9.7.8 (relating to labor matters of Vitrocrisa, WorldCrisa, and Crisa, respectively), SECTIONS 9.5.9 (relating to tax matters of Vitrocrisa), SECTIONS 9.5.11, 9.6.11, and 9.7.11 (relating to environmental matters of Vitrocrisa, WorldCrisa, and Crisa, respectively), SECTIONS 9.5.13, 9.6.13, and 9.7.13 (relating to real property leases of Vitrocrisa, WorldCrisa, and Crisa, respectively), and SECTIONS 9.5.16, 9.6.16, and 9.7.16 (relating to employees of Vitrocrisa, WorldCrisa, and Crisa, respectively).

         (c) Notwithstanding anything contained in SECTION 15.1(A) to the contrary, the following representations and warranties of Vitro shall survive the Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter: SECTION 9.1.1 (relating to the due organization of each of the Vitro Parties), SECTION 9.1.2 (relating to the authorization of each of the Vitro Parties),
                  SECTION 9.1.3 (relating to conflicts of each of the Vitro Parties), SECTION 9.1.4 (relating to brokers for each of the Vitro Parties), SECTION 9.2.1 (relating to

                  Vitro's ownership of VC Holding, Vitro Corporativo, and American Holdings), SECTION 9.3.1 (relating to the capitalization of VC Holding), SECTION 9.3.2 (relating to VC Holding's ownership of Vitrocrisa), SECTION 9.3.5 (relating to VC Holding's Subsidiaries), SECTION 9.3.6 (relating to the operations of VC Holding), SECTION 9.4.1 (relating to American Holdings ownership of Crisa), SECTION 9.5.1 (relating to the capitalization of Vitrocrisa), SECTION 9.5.4 (relating to Vitrocrisa's Subsidiaries), SECTION 9.5.24 (relating to the owned real property of Vitrocrisa), SECTION 9.6.1 (relating to the capitalization of WorldCrisa), SECTION 9.6.4 (relating to WorldCrisa's Subsidiaries), SECTION 9.6.24 (relating to the owned real property of WorldCrisa), SECTION 9.7.1 (relating to the capitalization of Crisa), SECTION 9.7.4 (relating to Crisa's Subsidiaries), and SECTION 9.7.24 (relating to the owned real property of Crisa).

         Section 15.2. INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE LIBBEY PARTIES. Vitro will indemnify and hold each Libbey Party and its respective directors, officers, employees, and agents harmless from any and all Claims (as defined below) that any Libbey Party may suffer or incur as a result of or relating to the breach or inaccuracy, or any alleged breach or inaccuracy, whether raised by a Libbey Party or by another third party, of any of the representations, warranties, covenants, or agreements made by any Vitro Party in this Agreement; provided, however, that the Libbey Parties will not be entitled to indemnification under this SECTION 15.2 for Claims other than Designated Claims (as defined below) unless the aggregate amount of all such Claims for which indemnification is sought exceeds US$1,000,000, in which case the Libbey Parties will be entitled to indemnification for amounts only in excess of US$1,000,000, and further provided that the Libbey Parties will not be entitled to indemnification under this SECTION 15.2 for Claims other than Designated Claims if and to the extent that Claims aggregate more than US$50,000,000. The Libbey Parties will be entitled to indemnification under this SECTION 15.2 for any Designated Claim regardless of the dollar amount of such claim. In determining the dollar amount of the Claims resulting from the breach or inaccuracy of any representation or warranty that is qualified by the concept of materiality, such qualification will not be taken into account.

         For purposes of this ARTICLE XV, "CLAIMS" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs, incurred by a party to this Agreement arising out of a claim relating to this Agreement.

         For purposes of this ARTICLE XV, "DESIGNATED CLAIMS" means (a) any Claim arising out of a breach of or failure to perform any covenant or agreement contained in this Agreement; (b) any Claim arising out of or related to (i) the WorldCrisa Excluded Assets, (ii) any Crisa Excluded Assets, (iii) any WorldCrisa Excluded Liabilities or Crisa Excluded Liabilities, and (iv) any claims raised by the Bank of New York or any other holder of the long term debt referred to in
SECTION 4.6(A) with respect to any of the assets of WorldCrisa; (c) any Claim arising out of a breach or inaccuracy or alleged breach or inaccuracy of any of the representations and warranties identified in SECTION 15.1(C); (d) any Claim arising out of a breach or inaccuracy or alleged breach or inaccuracy of the representation and warranty set forth in SECTION 9.6.16 and SECTION
9.7.16 (relating to WorldCrisa and Crisa employees, respectively); and (e) any Claim arising out of or related to any pre-Closing Tax Liability of Crisa or WorldCrisa.

         Section 15.3. INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE VITRO PARTIES. Libbey will indemnify and hold each Vitro Party and its respective directors, officers, employees, and agents harmless from any and all Claims that any Vitro Party may suffer or incur as a result of or relating to (a) the breach or inaccuracy, or any alleged breach or inaccuracy, whether raised by a Vitro Party or by another third party, of any of the representations or warranties made by any Libbey Party in this Agreement and (b) the breach or failure to perform any covenant or agreement contained in this Agreement (including, without limitation, the failure fully to discharge the WorldCrisa Assumed Liabilities except to the extent such liabilities have, prior to Closing, been misrepresented to the Libbey Parties); provided, however, that the Vitro Parties will not be entitled to indemnification under paragraph (a) of this SECTION 15.3 for Claims unless the aggregate amount of all such Claims for which indemnification is sought exceeds US$1,000,000, in which case the Vitro Parties will be entitled to indemnification for amounts only in excess of US$1,000,000 and further provided that the Vitro Parties will not be entitled to indemnification under this SECTION 15.3 for Claims if and to the extent that Claims aggregate more than US$50,000,000. In determining the dollar amount of the Claims resulting from the breach or inaccuracy of any representation or warranty that is qualified by the concept of materiality, such qualification will not be taken into account.

         Section 15.4. NOTICE. Any party entitled to receive indemnification under this ARTICLE XV (the "INDEMNIFIED PARTY") agrees to give prompt written notice (including the nature and estimated amount of such claims) to the party or parties required to provide such indemnification (the "INDEMNIFYING PARTIES") upon the occurrence of any indemnifiable Claim or the assertion of any Claim or the commencement of any action or proceeding in respect of which such a Claim may reasonably be expected to occur (a "LOSS CLAIM"), but the Indemnified Party's failure to give such notice will not affect the obligations of the Indemnifying Party under this ARTICLE XV, except to the extent that the Indemnifying Party is materially prejudiced thereby and will not affect the Indemnifying Party's obligations or liabilities otherwise than under this
ARTICLE XV. Such written notice will set forth a reference to the event or events forming the basis of such Loss Claim and the estimated amount involved, unless such amount is uncertain or contingent, in which event the Indemnified Party will give a later written notice when the amount becomes fixed. Upon request, the Indemnified Party shall give the Indemnifying Party access to such information possessed by the Indemnified Party as the Indemnifying Party reasonably requests relating to such Loss Claim.

         Section 15.5. DEFENSE OF CLAIMS. The Indemnified Party may initially undertake the defense of any third party Loss Claim (at the expense of the Indemnifying Party) until the Indemnifying Party has acknowledged in writing that the Indemnifying Party is indemnifying the Indemnified Party with respect to such Loss Claim, whether or not involving litigation, at which point the Indemnifying Party will be entitled to assume the defense of such Loss Claim; provided that the Indemnified Party may at any time, at its election, participate (including through representation by attorneys of its own) in such defense; provided that such participation shall be at the Indemnified Party's own expense unless the named parties to such Loss Claim (including any impleaded parties), including both the Indemnified Party and the Indemnifying Party, shall have been advised by counsel that there are one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, it being understood, however, that in such case the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys. At the Indemnifying Party's reasonable request, the Indemnified Party will cooperate with the Indemnifying Party in the preparation of such defense if the Indemnifying Party reimburses the Indemnified Party for the reasonable expenses incurred in connection with such request. The Indemnifying Party shall not settle any such Loss Claim for consideration other than money without the prior written consent of the Indemnified Party and the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all Liability in respect of such Loss Claim. The Indemnified Party shall not settle any Loss Claim so long as the Indemnifying Party is reasonably contesting any such Loss Claim in good faith. The party contesting or defending a third party Loss Claim shall afford to the other party and its counsel an opportunity to be present, and to participate in conferences with all persons, including governmental authorities, asserting such claims and conferences with representatives or counsel for such persons.

         Section 15.6. DETERMINATION OF LOSS. The parties shall make appropriate adjustments for any Tax benefits and insurance proceeds (reasonably certain of receipt and utility in each case) and for the time cost of money in determining the amount of Claims for purposes of this ARTICLE XV.

         Section 15.7. OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions of this ARTICLE XV are in addition to, and not in derogation of, any statutory or common law remedy any party may have for breach of a representation, warranty, or covenant.

         Section 15.8. RIGHT OF SET-OFF. The parties hereby expressly agree and authorize an Indemnified Party that is owed any sum of money under this ARTICLE XV to set off such amounts against any amounts that the Indemnified Party may owe to the Indemnifying Party.

                                   ARTICLE XVI

                                  MISCELLANEOUS

         Section 16.1. CERTAIN DEFINITIONS. The following terms shall have the meanings set forth below when used in this Agreement:

                  "AFFILIATE" means with respect to each of the parties, any other person or party which, directly or indirectly, controls, is controlled by, or is under common control with such party. The term "CONTROL", as used with respect to any person or party, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or party, whether through the ownership of voting securities, by contract, or otherwise.

                  "ENVIRONMENTAL LAWS" means any and all laws, statutes, ordinances, rules, regulations, or orders of any governmental entity pertaining to health or the environment currently in effect in any and all jurisdictions in which a party owns property or conducts business, including, without limitation, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended; the Resource Conservation and Recovery Act of 1977 ("RCRA"), as amended; any state laws implementing the foregoing federal laws; and all other environmental conservation or protection laws. For purposes of this Agreement, the terms "HAZARDOUS SUBSTANCE" and "RELEASE" have the meanings specified in CERCLA and RCRA, and the term "DISPOSAL" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning will apply.

                  "KNOWLEDGE" means, with respect to Vitro and Libbey, that knowledge that the directors and officers (or the appropriate Mexican counterpart as the case may be) of Vitro and Libbey actually have or, after making due inquiry of those employees of the Vitro Parties and Libbey Parties, respectively, who would reasonably be expected to have such knowledge, would have.

                  "LIABILITY" or "LIABILITIES" means any obligation or liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due and regardless of when or by whom asserted), including any liability for Taxes.

                  "MATERIAL ADVERSE EFFECT" means any change, effect, or condition that, individually or when taken together with all other such changes, effects, or conditions, would be materially adverse to the business, operations, assets, financial condition, results of operations, or prospects of a party to this Agreement.

                  "MEXICAN GOVERNMENT AUTHORIZATION" means any license, permit, authorization, or approval made necessary by any Mexican Legal Requirement.

                  "MEXICAN LEGAL REQUIREMENT" means any law, statute, regulation, ordinance, decree, order, official standard (NORMA Oficial Mexicana), or judgment of Mexico, or any state or political or judicial subdivision or instrumentality thereof, including, but not limited to, courts, ministries, commissions, departments, boards, bureaus, and agencies.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "PERSON" will be broadly construed to include to mean an individual, corporation, partnership, association, trust, unincorporated organization, governmental entity, or other entity or group.

                  "SUBSIDIARY" or "SUBSIDIARIES" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "TAX" or "TAXES" means any federal, state, local, or foreign income, gross receipts, assets, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, low cost housing fund (infinovit), sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other Tax or any kind whatsoever, including any interest, penalty, inflation adjustment or addition thereto, whether disputed or not. Taxes shall also include any transferee or secondary Liability for a Tax and any Liability assumed by agreement, whether express or implied in fact or in law.

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

         Section 16.2. NOTICES. All notices, demands, requests, and other communications given hereunder shall be made in writing in English and shall be delivered in person or by courier or overnight delivery service (delivery charge prepaid) or telecopy (provided that the telecopy is confirmed by notice by certified mail, courier or overnight delivery service). Any notice, demand, request, or other communication shall be effective only if and when it is received by the addressee. For the purposes of the foregoing, the addresses and telecopier numbers of the parties hereto are as follows:

         If to one of the Libbey Parties, such notice shall be addressed to:

                  Libbey Inc.
                  300 Madison Avenue
                  Toledo, Ohio  43699-0060
                  USA
                  Attn:  General Counsel          Fax No. (419) 325-2585

or to any subsequent address of which a Libbey Party may notify the other parties in writing.

         If to one of the Vitro Parties, such notice shall be addressed to:

                  Vitro Corporativo, S.A. de C.V.
                  Av. del Roble 660
                  Col. Valle del Campestre
                  Garza Garcia, N.L. 66225
                  Mexico
                  Attn:  Director Juridico Internacional  Fax No. (528) 329-1372

or at any subsequent address of which a Vitro Party may notify the other parties in writing.

Any party hereto may change its address or telecopier number for the purposes hereof by giving notice thereof to the other parties in the manner provided herein.

         Section 16.3. ENTIRE AGREEMENT. The Disclosure Schedules and Exhibits attached to this Agreement are hereby incorporated by reference into, and made a part of, this Agreement. This Agreement, along with the Disclosure Schedules and Exhibits attached hereto, constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

         Section 16.4. ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated by any of the parties to this Agreement, without the prior written consent of the other parties hereto. This Agreement is not intended to confer any rights or benefits to any person or entity other than the parties to this Agreement.

         Section 16.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

         SECTION 16.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         Section 16.7. ARBITRATION. The parties to this Agreement shall exert good faith efforts to resolve any controversy or claim arising out of or relating to this Agreement or the breach thereof within fifteen (15) days of receipt of notice by one party from another party that such a controversy or claim exists. If the parties fail to resolve such controversy or claim within such fifteen (15) day period, they shall give notice in writing to the respective chief executive officers of Libbey and Vitro (the "CEOS"), who will meet within fifteen (15) days of receipt of such notice at a mutually acceptable time and place to attempt to resolve any such controversy or claim. In the event the CEOs fail to meet or to resolve the controversy or claim within such fifteen
(15) day period, the controversy or claim shall be settled by arbitration in accordance with the then existing International Arbitration Rules of the American Arbitration Association (hereinafter "AAA"), which shall commence upon one party providing the other parties with a written demand for arbitration (the "DEMAND FOR ARBITRATION").

         The arbitral tribunal shall be composed of three arbitrators. Each of Libbey and Vitro shall appoint one arbitrator. If Libbey and Vitro fail to appoint an arbitrator within thirty (30) days after the date the claimant's Demand for Arbitration is communicated to the other parties (hereinafter the "NOTIFICATION DATE"), the AAA shall make such appointment. The two arbitrators thus appointed shall attempt to agree upon the appointment of a third arbitrator to serve as chairman of the arbitral tribunal. If said two arbitrators fail to agree upon the appointment of such third arbitrator within sixty (60) days after the Notification Date, the AAA shall make such appointment. The place of arbitration shall be Dallas, Texas, United States of America. The arbitral proceeding shall be conducted in the English language. To the extent that they may validly so agree, the parties hereby exclude any right of appeal to any court in connection with the arbitral award. Judgment upon the arbitral award may be entered in any court having jurisdiction thereof or having jurisdiction over any party or any party's assets.

         The validity of this SECTION 16.7 shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards or the Inter-American Convention on International Commercial Arbitration, to which Mexico and the United States of America have adhered.

         All costs of arbitration and enforcement thereof, including reasonable attorneys' fees and court costs, costs of expert witnesses, transportation, lodging and meal costs of the parties and witnesses, costs of transcript preparation, and other reasonable and necessary direct and incidental costs shall be apportioned to one or more of the parties by a majority of the arbitrators as they deem appropriate. In the event any party to this Agreement commences legal proceedings to enforce the arbitral award, the expense of such litigation (including reasonable attorneys' fees and costs of court) shall be borne by the party or parties not prevailing therein.

         Section 16.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts for the convenience of the parties to this Agreement, all of which together will constitute one and the same instrument.

         Section 16.9. AMENDMENTS AND WAIVERS. This Agreement cannot be modified or amended except in writing signed by each of the parties to this Agreement.

         Section 16.10. HEADINGS. The Section headings contained in this Agreement are for convenience only and are not a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement.

         Section 16.11. SEVERABILITY. Any term or provision of this Agreement that is held invalid or unenforceable in any situation or in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         Section 16.12. ATTORNEYS' FEES AND COSTS. If attorneys' fees or other costs are incurred to secure performance of any obligations under this Agreement, to establish damages for the breach thereof, to enforce an award under SECTION 16.7, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith.

         Section 16.13. GOVERNING LANGUAGE. Notwithstanding the translation of this Agreement or any of its Schedules or Exhibits into Spanish or any other language, the English language version of this Agreement and any of its Schedules and Exhibits (except for any estatutos) will be controlling and will govern in any legal proceeding or arbitration.

         Section 16.14. NO VIOLATION OF LAW. This Agreement shall not be construed to require either party to be compelled, and no party will compel any other party, to do any act or remain in any situation in violation of any law of a governmental authority applicable to such party.

         Section 16.15. VITRO UNDERTAKING. Vitro agrees to do such things and take such actions so as to enable each Vitro Party to fulfill its respective obligations under this Agreement.

         Section 16.16. LIBBEY UNDERTAKING. Libbey agrees to do such things and take such actions so as to enable each Libbey Party to fulfill its respective obligations under this Agreement.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  LIBBEY INC.,
                                  a Delaware corporation


                                  By:  /s/ A.H. Smith
                                      --------------------------------------
                                  Name:  A.H. Smith
                                        ------------------------------------
                                  Title:  Vice President
                                         -----------------------------------

                                  LIBBEY GLASS INC.,
                                  a Delaware corporation


                                  By:  /s/ A.H. Smith
                                      --------------------------------------
                                  Name:  A.H. Smith
                                        ------------------------------------
                                  Title:  Vice President
                                         -----------------------------------


                                  LGA 2 CORP.,
                                  a Delaware corporation


                                  By:  /s/ A.H. Smith
                                      --------------------------------------
                                  Name:  A.H. Smith
                                        ------------------------------------
                                  Title:  Vice President
                                         -----------------------------------

                                  LGA 3 CORP.,
                                  a Delaware corporation


                                  By:  /s/ A.H. Smith
                                      --------------------------------------
                                  Name:  A.H. Smith
                                        ------------------------------------
                                  Title:  Vice President
                                         -----------------------------------

                                  LGA 4 CORP.,
                                  a Delaware corporation


                                  By:  /s/ A.H. Smith
                                      --------------------------------------
                                  Name:  A.H. Smith
                                        ------------------------------------
                                  Title:  Vice President
                                         -----------------------------------


                                  VITRO, S.A.,
                                  a sociedad anonima organized under the laws of the United Mexican States


                                  By:  /s/ Claudio Del Valle
                                      --------------------------------------
                                  Name: Claudio Del Valle
                                        ------------------------------------
                                  Title:  Attorney in Fact
                                         -----------------------------------


                                 VITROCRISA HOLDING, S.A. de C.V.,
                                 a sociedad anonima with variable capital organized under the laws of the United Mexican States


                                  By: /s/ Roberto B. Rubio
                                      --------------------------------------
                                  Name:   Roberto B. Rubio
                                        ------------------------------------
                                  Title:  President
                                         -----------------------------------


                                  VITRO CORPORATIVO, S.A. de C.V.,
                                  a sociedad anonima with variable capital organized under the laws of the United Mexican States


                                  By:  /s/ Claudio Del Valle
                                      --------------------------------------
                                  Name: Claudio Del Valle
                                        ------------------------------------
                                  Title:  Attorney in Fact
                                         -----------------------------------

                                  VITROCRISA, S.A. de C.V.,
                                  a sociedad anonima with variable capital organized under the laws of the United Mexican States


                                  By: /s/ Roberto B. Rubio
                                      --------------------------------------
                                  Name:   Roberto B. Rubio
                                        ------------------------------------
                                  Title:  President
                                         -----------------------------------


                                  WORLDCRISA CORPORATION,
                                  a Delaware corporation


                                  By: /s/ Roberto B. Rubio
                                      --------------------------------------
                                  Name:   Roberto B. Rubio
                                        ------------------------------------
                                  Title:  President
                                         -----------------------------------


                                  CRISA CORPORATION,
                                  a Texas corporation


                                  By: /s/ Roberto B. Rubio
                                      --------------------------------------
                                  Name:   Roberto B. Rubio
                                        ------------------------------------
                                  Title:  President
                                         -----------------------------------

                        DISCLOSURE SCHEDULES AND EXHIBITS

Disclosure Schedules
--------------------

Schedule 2.8               VC Holding and Crisa Asset Purchase Price Adjustment
Schedule 4.1               WorldCrisa Assets
Schedule 5.1               Crisa Inventory
Schedule 9.1.2             Required Consents for Vitro Parties
Schedule 9.1.3             Conflicts of Vitro Parties
Schedule 9.1.4             Vitro Parties' Broker Agreements
Schedule 9.2.1(a)          Vitro Ownership of VC Holding
Schedule 9.2.1(b)          Vitro Ownership of Vitro Corporativo
Schedule 9.2.1(c)          Vitro Ownership of American Holdings
Schedule 9.3.1(a)          Issued and Outstanding VC Holding Capital Stock
Schedule 9.3.1(b)          Rights to Acquire VC Holding Capital Stock
Schedule 9.3.2             VC Holding Ownership of Vitrocrisa
Schedule 9.3.4             Material Adverse Changes of VC Holding
Schedule 9.3.6 VC Holding Assets, Liabilities, Employees, Litigation, and Other Matters
Schedule 9.3.7             VC Holding Bank Accounts
Schedule 9.4.1             American Holdings Ownership of Crisa
Schedule 9.5.1(a)          Issued and Outstanding Vitrocrisa Capital Stock
Schedule 9.5.1(b)          Rights to Acquire Vitrocrisa Capital Stock
Schedule 9.5.3             Material Adverse Changes of Vitrocrisa
Schedule 9.5.5             Vitrocrisa Liabilities and Indebtedness
Schedule 9.5.7             Vitrocrisa Litigation
Schedule 9.5.9(c)          Vitrocrisa Tax Disputes
Schedule 9.5.12            Vitrocrisa Insurance Policies
Schedule 9.5.13            Vitrocrisa Real Property Leases
Schedule 9.5.14(a)         Vitrocrisa Intellectual Property
Schedule 9.5.14(b)         Proposal for the Operation of Vitrocrisa
Schedule 9.5.15            Vitrocrisa Material Contracts
Schedule 9.5.16            Vitrocrisa Employee Disputes
Schedule 9.5.17(a)         Vitrocrisa Powers of Attorney
Schedule 9.5.17(b)         Vitrocrisa Powers of Attorney Outstanding After
                           Closing
Schedule 9.5.18            Vitrocrisa Product Warranty
Schedule 9.5.19            Vitrocrisa Product Liability

--------------------------------

Schedule 9.5.20            Vitrocrisa Guarantees
Schedule 9.5.21            Vitrocrisa Business Relationships
Schedule 9.5.24(i)         Owned Real Property of Vitrocrisa
Schedule 9.5.24(ii)        Real Property Exceptions
Schedule 9.5.24(d)         Third Party Rights to Use Vitrocrisa Real Property
Schedule 9.5.24(f)         Third Parties in Possession of Vitrocrisa Owned Real
                           Property
Schedule 9.5.25            Vitrocrisa Bank Accounts
Schedule 9.5.26            Uncollected Notes and Accounts Receivable of
                           Vitrocrisa
Schedule 9.6.1(a)          Issued and Outstanding WorldCrisa Capital Stock
Schedule 9.6.1(b)          Rights to Acquire WorldCrisa Capital Stock
Schedule 9.6.3             Material Adverse Changes of WorldCrisa
Schedule 9.6.4             WorldCrisa Subsidiaries
Schedule 9.6.5             WorldCrisa Liabilities and Indebtedness
Schedule 9.6.7             WorldCrisa Litigation
Schedule 9.6.8(a)          WorldCrisa Employee Benefit Plans
Schedule 9.6.8(g)          WorldCrisa Employment and Severance Agreements
Schedule 9.6.11            WorldCrisa Environmental Law Violations
Schedule 9.6.12            WorldCrisa Insurance Policies
Schedule 9.6.13            WorldCrisa Real Property Leases
Schedule 9.6.14            WorldCrisa Intellectual Property
Schedule 9.6.15            WorldCrisa Material Contracts
Schedule 9.6.16            WorldCrisa Employee Disputes
Schedule 9.6.17            WorldCrisa Powers of Attorney
Schedule 9.6.18            WorldCrisa Product Warranty
Schedule 9.6.19            WorldCrisa Product Liability
Schedule 9.6.20            WorldCrisa Guarantees
Schedule 9.6.21            WorldCrisa Business Relationships
Schedule 9.6.25            WorldCrisa Bank Accounts
Schedule 9.6.26            Uncollected Notes Receivable of WorldCrisa
Schedule 9.7.1(a)          Issued and Outstanding Crisa Capital Stock
Schedule 9.7.1(b)          Rights to Acquire Crisa Capital Stock
Schedule 9.7.3             Material Adverse Changes of Crisa
Schedule 9.7.5             Crisa Liabilities and Indebtedness
Schedule 9.7.7             Crisa Litigation
Schedule 9.7.8(a)          Crisa Employee Benefit Plans
Schedule 9.7.8(g)          Crisa Employment and Severance Agreements

--------------------------------

Schedule 9.7.11   Crisa Environmental Law Violations
Schedule 9.7.12   Crisa Insurance Policies
Schedule 9.7.13 Crisa Real Property Leases Schedule 9.7.14 Crisa Intellectual Property
Schedule 9.7.15   Crisa Material Contracts
Schedule 9.7.16   Crisa Employee Disputes
Schedule 9.7.17   Crisa Powers of Attorney
Schedule 9.7.18   Crisa Product Warranty
Schedule 9.7.19   Crisa Product Liability
Schedule 9.7.20   Crisa Guarantees
Schedule 9.7.21   Crisa Business Relationships
Schedule 9.7.24   Owned Real Property of Crisa
Schedule 9.7.25   Crisa Bank Accounts
Schedule 9.7.26   Uncollected Notes and Accounts Receivable of Crisa
Schedule 10.1.2   Required Consents for Libbey Parties
Schedule 10.1.3   Conflicts of Libbey Parties
Schedule 10.2.1   Libbey Ownership of Libbey Glass
Schedule 10.3.1   Libbey Glass Ownership of LGA 2, LGA 3, and LGA 4
Schedule 11.12(a) Crisa and WorldCrisa Employees Being Offered Employment by
                  LGA2
Schedule 11.12(b) Three-month - Fifty Percent Continuing Employee Obligations of
                  LGA2
Schedule 11.12(c) One-month - Fifty Percent Continuing Employee Obligations of
                  LGA2

Exhibits
--------

Exhibit A         Form of Revised Estatutos for VC Holding
Exhibit B         Form of Revised Estatutos of Vitrocrisa
Exhibit C         Form of Distribution Agreement
Exhibit D         Form of Vitrocrisa Shareholders Agreement
Exhibit E         Form of VC Holding Shareholders Agreement
Exhibit F         Form of Covenant Not to Compete